STOCK CONTRIBUTION AND EXCHANGE AGREEMENT

                                  by and among

                              GRUPO TELEVISA, S.A.

                                   as "Parent"


                                       and


                             SATELLITE COMPANY, LLC

                                as "Contributor"


                                       and


                          MAGELLAN INTERNATIONAL, INC.

                                   as "Newco"


                                       and


                           HUGHES COMMUNICATIONS, INC.

                                    as "HCI"


                         dated as of September 20, 1996

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

ARTICLE I                 CONTRIBUTION AND EXCHANGE OF STOCK................  2

         1.1      Contribution and Exchange of Stock........................  2
         1.2      Consideration for Stock...................................  2

ARTICLE II                CLOSING...........................................  3

         2.1      Closing...................................................  3
         2.2      Documents to be Delivered.................................  3

ARTICLE III               REPRESENTATIONS AND WARRANTIES OF THE
                                 CONTRIBUTING GROUP.........................  4

         3.1      Organization, Standing and Power..........................  4
         3.2      Capital Structure.........................................  5
         3.3      Authority; No Violations; Consents and Approvals..........  6
         3.4      Univisa Financial Statements..............................  8
         3.5      Parent Financial Statements...............................  8
         3.6      No Adverse Change.........................................  9
         3.7      Compliance with Laws......................................  9
         3.8      Litigation................................................ 10
         3.9      Taxes..................................................... 10
         3.10     Material Contracts........................................ 11

ARTICLE IV                REPRESENTATIONS AND WARRANTIES OF THE NEWCO GROUP. 11

         4.1      Organization, Standing and Power.......................... 11
         4.2      Authority; No Violation................................... 12
         4.3      Certain Representations.  ................................ 13

ARTICLE V                 COVENANTS BETWEEN SIGNING AND CLOSING............. 13

         5.1      Interim Operations of Univisa and the Subsidiaries........ 13
         5.2      Interim Operations of the Newco Group..................... 14
         5.3      Access to Information..................................... 14
         5.4      Legal Conditions, Filings and Consents.................... 15
         5.5      Notices of Certain Events................................. 15
         5.6      Publicity................................................. 16
         5.7      Further Action............................................ 16
         5.8      Rights to "Univisa" Name.................................. 17
         5.9      Statement of Liabilities.................................. 17
         5.10     Trustee................................................... 18

ARTICLE VI                CONDITIONS........................................ 19

         6.1      Conditions to Each Party's Obligation to Effect the
                    Univisa Contribution.................................... 19
         6.2      Additional Conditions to Obligations of the Contributing
                    Group................................................... 19
         6.3      Additional Conditions to Obligations of the Newco Group... 20

ARTICLE VII               ACTIONS BY THE CONTRIBUTING GROUP AND THE NEWCO
                                   GROUP AFTER THE CLOSING.................. 22

         7.1      Books and Records......................................... 22
         7.2      Further Assurances........................................ 22
         7.3      Tax Reporting of Univisa Contribution..................... 22
         7.4      No Dissolution, Etc; Capital Structure.................... 23
         7.5      Confidentiality........................................... 23

ARTICLE VIII              INDEMNIFICATION................................... 24

         8.1      Survival.................................................. 24
         8.2      Indemnification........................................... 25

ARTICLE IX                TERMINATION AND AMENDMENT......................... 31

         9.1      Termination............................................... 31
         9.2      Effect of Termination..................................... 31
         9.3      Amendment................................................. 32
         9.4      Extension; Waiver......................................... 32

ARTICLE X                 GENERAL PROVISIONS................................ 32

         10.1     Termination of Confidentiality Agreement.................. 32
         10.2     Expenses.................................................. 32
         10.3     Notices................................................... 32
         10.4     Interpretation............................................ 34
         10.5     Entire Agreement.......................................... 34
         10.6     Assignment................................................ 34
         10.7     Governing Law............................................. 35
         10.8     Severability.............................................. 35
         10.9     Service of Process; Consent to Jurisdiction............... 35
         10.10    Injunctive Relief......................................... 36
         10.11    Arbitration............................................... 36
         10.12    Attorneys' Fees........................................... 36
         10.13    Cumulative Remedies....................................... 36
         10.14    Counterparts.............................................. 36
         10.15    Investment Representations................................ 36

         EXHIBIT A
         EXHIBIT B
         EXHIBIT C



Each of the following Schedules are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish to the Commission supplementally a copy of any omitted Schedule upon request by the Commission.

SCHEDULE 3.2(c) - Investments (Other than Subsidiaries)
SCHEDULE 3.2(e) - Subsidiaries
SCHEDULE 3.3(b) - Agreements Requiring Consent
SCHEDULE 3.8    - Litigation
SCHEDULE 3.9    - Taxes
SCHEDULE 3.10   - Material Contracts
SCHEDULE 4.2(b) - Newco Group Violations
SCHEDULE 4.2(c) - Newco Group Consents and Approvals

                        DEFINITION CROSS-REFERENCE TABLE


TERM                                                           SECTION
----                                                           -------

Agreement                                                      Preamble
Asset Contribution                                             Recitals
Balance Sheet                                                  3.4
Balance Sheet Date                                             3.4
Bankruptcy Exception                                           3.3(a)
Cash Election                                                  1.2(a)(iii)
Claim                                                          8.2(f)
Claim Notice                                                   8.2(f)
Class B Common Stock                                           Recitals
Closing                                                        2.1
Closing Date                                                   2.1
Collateral Agreements                                          1.2(b)
Collateral Trust Agreement                                     1.2(b)
Contributing Group                                             Preamble
Contributing Group Violation                                   3.3(b)
Contributor                                                    Preamble
Contributor's Refund                                           8.2(e)
Code                                                           Recitals
Damages                                                        8.2(a)(i)
Distributed Assets                                             5.1(c)
Distributees                                                   5.1(c)
Distribution Agreements                                        5.1(c)
Distributions                                                  5.1(c)
Exchange Act                                                   3.3(c)
FCC                                                            3.7(a)
Financial Statements                                           3.4
GAAP                                                           3.4
Galaxy                                                         Recitals
Governmental Entity                                            3.3(c)
HCI                                                            Preamble
HSR Act                                                        3.3(c)
Hughes Parties                                                 Recitals
JAMS                                                           10.11
Known Liabilities Estimate                                     5.9(a)
Law                                                            3.7(a)
Liability                                                      5.1(b)
Liens                                                          1.1
Material Contract                                              3.10
Merger                                                         Recitals
Merger Sub                                                     Recitals
Mexican GAAP                                                   3.5
Newco                                                          Preamble

Newco Group                                                    Preamble
Newco Group Violation                                          4.2(b)
PanAmSat                                                       Recitals
Parent                                                         Preamble
Parent Balance Sheet                                           3.5
Parent Balance Sheet Date                                      3.5
Parent Distributees                                            5.1(c)
Parent Financial Statements                                    3.5
Permits                                                        3.7(b)
Pledge Agreement                                               1.2(b)
Post Closing Periods                                           8.2(c)
Pre-Closing Portion of a Straddle Period                       8.2(c)
Pre-Closing Periods                                            8.2(a)(ii)
Principal Stockholders Agreement                               3.2(c)
Reorganization Agreement                                       Recitals
Required Expenditures                                          5.1(c)
SEC                                                            3.2(c)
Securities Act                                                 10.15(b)
Standard Cash Consideration                                    1.2(a)(i)
Standard Election                                              1.2(a)(i)
Statement of Liabilities                                       5.9(a)
Stock Election                                                 1.2(a)(ii)
Straddle Periods                                               8.2(c)
Subsidiary                                                     3.2(f)
Tax Matter                                                     8.2(g)(ii)
Transaction Liabilities                                        5.1(d)
Trustee                                                        1.2(b)
Trust Holdback                                                 1.2(b)
Univisa                                                        Recitals
Univisa Contribution                                           1.1
Univisa Stock                                                  3.2(a)
USHI                                                           Recitals
USHI Stock                                                     3.2(b)
Value Unit                                                     1.1(a)
Value Unit Consideration                                       1.2(a)

                    STOCK CONTRIBUTION AND EXCHANGE AGREEMENT


                  This STOCK CONTRIBUTION AND EXCHANGE AGREEMENT (this "Agreement"), dated as of September 20, 1996, is entered into by and among Grupo Televisa, S.A., a corporation (sociedad anonima) organized under the laws of Mexico ("Parent"), and Satellite Company, LLC, a Nevada limited liability company ("Contributor," and together with Parent, the "Contributing Group"), and Magellan International, Inc., a Delaware corporation ("Newco") and Hughes Communications, Inc., a California corporation ("HCI," and together with Newco, the "Newco Group").

                                    RECITALS

                  A. The respective Boards of Directors of HCI, Hughes Communications Galaxy, Inc., a California corporation ("Galaxy") and certain other subsidiaries of HCI (together with HCI and Galaxy, the "Hughes Parties") and PanAmSat Corporation, a Delaware corporation ("PanAmSat"), have approved, and deem it advisable and in the best interests of their respective companies and stockholders to consummate the reorganization provided for pursuant to an Agreement and Plan of Reorganization dated as of the date hereof by and between, among others, Galaxy and PanAmSat (the "Reorganization Agreement").

                  B. As a condition and inducement to the Hughes Parties and PanAmSat to enter into the Reorganization Agreement (and effect the transactions contemplated thereby), concurrently with the execution and delivery thereof, each member of the Contributing Group and the Newco Group are entering into this Agreement.

                  C. Pursuant to the Reorganization Agreement, Newco will acquire the business of Galaxy and the business of PanAmSat by: (i) HCI causing the contribution of assets and liabilities comprising the business of Galaxy to Newco in exchange for shares of common stock of Newco (the "Asset Contribution"), (ii) Contributor contributing its capital stock of Univisa, Inc., a Delaware corporation ("Univisa"), which owns all of the outstanding stock of Univisa Satellite Holdings, Inc., a Delaware corporation ("USHI"), which owns all of the Class B Common Stock, par value $.01 per share, of PanAmSat (the "Class B Common Stock"), to Newco in exchange for the consideration set forth in Section 1.2 and (iii) the merger of a Delaware corporation ("Merger Sub"), with and into PanAmSat, with PanAmSat remaining as the surviving corporation (the "Merger").

                  D. For federal income tax purposes, it is intended that the Asset Contribution, the Univisa Contribution (as defined in Section 1.1) and the Merger, together qualify as an exchange under the provisions of Section 351 of the United States Internal Revenue Code of 1986, as amended (the "Code").

                  E. In addition to the common stock of USHI, Univisa owns other assets and Subsidiaries (as defined in Section 3.2), and as a condition to the consummation of the transactions contemplated hereby, has agreed to distribute all of its assets, Subsidiaries and Liabilities (as defined in Section 5.1(b)) (other than the stock of USHI, the Class B Common Stock and cash to pay certain costs, expenses and Liabilities allocated to Univisa under this Agreement) prior to the Closing (as defined in Section 2.1).

                  F. As a condition to the consummation of the transactions contemplated hereby, the Contributing Group has agreed to indemnify forever the Newco Group against any and all Liabilities to be distributed prior to the Closing.

                                    AGREEMENT

                  In consideration of the foregoing and the mutual promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I
                       CONTRIBUTION AND EXCHANGE OF STOCK

                     1.1 Contribution and Exchange of Stock. Upon the terms and subject to the conditions contained herein, Contributor will contribute, convey, transfer, assign and deliver to Newco, and Newco will acquire on the Closing Date, all of the outstanding Univisa Stock (as defined in Section 3.2(a)), free and clear of any claim, lien, pledge, option, charge, security interest, encumbrance or other rights of third parties of any nature whatsoever ("Liens") (the "Univisa Contribution").

                     1.2 Consideration for Stock.

                           (a) Upon the terms and subject to the conditions
contained herein, as consideration for the Univisa Contribution, promptly after the Allocation Determination, Newco shall, subject to Section 1.2(c), distribute to Contributor consideration with an aggregate value deemed by the parties as of the date hereof to be equal to the product of $30 multiplied by the number of shares of Class B Common Stock owned by USHI immediately prior to the Effective Time (the "Value Unit Consideration"), which shall be divided into units with a deemed value of $30 each (each such unit, a "Value Unit"), each such Value Unit to be exchanged at the election of Contributor for one of the following (subject to Section 4.6 of the Reorganization Agreement):

                           (i) for each Value Unit with respect to which a written election to receive a combination of Newco Common Stock and cash has been delivered by Contributor to Newco no later than the Election Deadline (a "Standard Election"), the right to receive (x) an amount in cash equal to one-half (1/2) of the Standard Cash Consideration plus (y) one-half (1/2) share of Newco Common Stock; or

                           (ii) except as otherwise provided in Section 4.4 of the Reorganization Agreement, for each such Value Unit with respect to which a written election to receive solely Newco Common Stock has been delivered by Contributor to Newco no later than the Election Deadline (a "Stock Election"), the right to receive one (1) share of Newco Common Stock; or

                           (iii) except as otherwise provided in Section 4.4 of the Reorganization Agreement, for each such Value Unit with respect to which a written election to receive solely cash has been delivered by Contributor to Newco no later than the Election Deadline (a "Cash Election"), the right to receive the Standard Cash Consideration.

                           (b) Immediately upon the receipt of the consideration
specified in Section 1.2, (a) seven million five hundred thousand (7,500,000) shares of Newco Common Stock received by Contributor shall be repurchased by Newco for $225 million in cash.

                           (c) The Trust Holdback shall be deducted from the
Value Unit Consideration. For purposes of this Section 1.2, the "Trust Holdback" shall be an amount in cash equal to the sum of (i) an amount equal to the Known Liabilities Estimate (as defined in Section 5.9) and (ii) $25 million, and five million (5,000,000) shares of Newco Common Stock, provided, however, that if the Contributor shall have received less than twelve million five hundred thousand (12,500,000) shares of Newco Common Stock as consideration for the Univisa Contribution, the Trust Holdback shall include all of the shares of Newco Common Stock received by Contributor after giving effect to the repurchase of shares of Newco Common Stock pursuant to Section 1.2(b) and the amount of cash shall be increased by an amount equal to the product of (a) the difference between five million (5,000,000) and the number of shares of Newco Common Stock received by the Contributor after giving effect to the repurchase of shares of Newco Common Stock pursuant to Section 1.2(b) and (b) the Standard Cash Consideration. At the time the Contributor receives the Value Unit Consideration, Newco shall, pursuant to a Collateral Trust Agreement substantially in the form attached hereto as Exhibit A (the "Collateral Trust Agreement") and a Pledge and Security Agreement substantially in the form attached hereto as Exhibit B (the "Pledge Agreement," and together with the Collateral Trust Agreement, the "Collateral Agreements"), assign and deliver the Trust Holdback to the trustee named therein (the "Trustee"), pending the determination of Parent's and Contributor's indemnification obligations, if any, as set forth in Section 8.2. Capitalized terms used in this Section 1.2 without meaning shall have the meanings assigned to such terms in the Reorganization Agreement.

                                   ARTICLE II
                                    CLOSING

                  2.1 Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
Article IX, the closing of the Univisa Contribution shall occur immediately after the consummation of the Asset Contribution and immediately before, and on the same day as, the consummation of the Merger (the "Closing Date"), at the offices of Chadbourne & Parke LLP, 30 Rockefeller Plaza, New York, NY 10112, unless another date, time or place is agreed to in writing by the parties hereto (the "Closing").

                  2.2 Documents to be Delivered. To effect the Univisa Contribution, Contributor and Newco shall, on the Closing Date, deliver the following:

                           (a) Contributor shall deliver to Newco certificate(s)
evidencing all of the outstanding shares of the Univisa Stock, free and clear of any Liens, duly endorsed in blank for transfer or accompanied by stock powers duly executed in blank.

                           (b) Each party shall each deliver all documents
required to be delivered pursuant to Article VI.

                           (c) All instruments and documents executed and
delivered to Newco pursuant hereto shall be in form and substance, and shall be executed in a manner, reasonably satisfactory to Newco. All instruments and documents executed and delivered to Contributor pursuant hereto shall be in form and substance, and shall be executed in a manner, reasonably satisfactory to Contributor.

                                  ARTICLE III
            REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTING GROUP

                  Each member of the Contributing Group represents and warrants as of the date hereof, on a joint and several basis, to each member of the Newco Group as follows:

                  3.1 Organization, Standing and Power. Each member of the Contributing Group, Univisa and each Subsidiary (as defined in Section 3.2) of Univisa is duly organized, validly existing and (if applicable) in good standing under the laws of its respective jurisdiction of formation, has all requisite power and authority necessary to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified, and in good standing to own, lease and operate its properties and to conduct business in each jurisdiction, domestic and foreign, in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than in such jurisdictions where the failure so to qualify or be in good standing would not have a material adverse economic impact on the assets or business of such member of the Contributing Group, Univisa and the Subsidiaries of Univisa, taken as a whole, or impair the right or ability of the parties hereto to consummate the transactions contemplated hereby. Each member of the Contributing Group, Univisa and each Subsidiary of Univisa has heretofore made available true, complete and correct copies of its Certificate of Incorporation and Bylaws (or other organizational documents, as appropriate) as currently in effect together with all amendments thereto. No resolution has been adopted to amend any of such Certificates of Incorporation or Bylaws (or other organizational documents, as appropriate) except as expressly called for by this Agreement. No member of the Contributing Group, Univisa nor any Subsidiary of Univisa (i) has been dissolved, adopted resolutions to dissolve or acted in any way to accomplish, request or approve such dissolution, (ii) is a party to any merger or (iii) has been declared bankrupt, and, to each such entity's knowledge, no action or request is pending to declare it bankrupt. Contributor has made available to Newco minute books for each of Univisa and its Subsidiaries which contain complete and accurate records in all material respects of all meetings, or consents in lieu thereof, of the shareholders and the Board of Directors (including committees thereof) of each such entity since its date of formation.

                  3.2 Capital Structure.Structure

                           (a) Univisa has authorized 100 shares of Common
Stock, $1.00 par value per share, 100 shares of which are issued and outstanding (some of which may be redeemed by Univisa prior to the Closing) (the "Univisa Stock"), and no shares of preferred stock. All of the outstanding shares of Univisa Stock are owned by Contributor of record and beneficially, free and clear of any Liens.

                           (b) USHI has authorized 100 shares of Common Stock,
$1.00 par value per share, 10 shares of which are issued and outstanding (the "USHI Stock"), and no shares of preferred stock. All of the outstanding shares of USHI Stock are owned by Univisa of record and beneficially, free and clear of any Liens.

                           (c) All of the shares of the Univisa Stock and the
USHI Stock are validly issued, fully paid and nonassessable and no such shares are subject to preemptive or other similar rights. Other than the Subsidiaries set forth on Schedule 3.2(e), USHI and the Class B Common Stock, neither Univisa nor USHI (i) beneficially owns any capital shares or has any other record or beneficial equity or other ownership or interest in any corporation, partnership, joint venture, association or other entity or business enterprise or (ii) has any commitment to contribute to the capital of, make loans to, or share the losses of any person or entity. Except as set forth in Sections 3.2(a) or (b), there are outstanding: (i) no shares of capital stock or other voting securities of Univisa or USHI authorized, issued or outstanding; (ii) no securities convertible into, or exchangeable or exercisable for, shares of capital stock or other voting securities of Univisa or USHI; and (iii) no options, warrants, calls, rights (including preemptive rights), commitments or agreements obligating either member of the Contributing Group, Univisa or any Subsidiary of Univisa to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of capital stock or other voting securities of Univisa or USHI, or obligating Univisa or USHI to grant, extend or enter into any such option, warrant, call, right, convertible security, commitment or agreement. Except as set forth on Schedule 3.2(c), there are not any stockholder agreements, voting trusts or other agreements or understandings to which either member of the Contributing Group, Univisa or any Subsidiary of Univisa is a party or by which it is bound relating to the voting of any shares of the capital stock of Univisa or USHI. There are no restrictions on Univisa to vote the stock of USHI other than the Principal Stockholders Agreement dated as of the date hereof, by and between HCI, Galaxy, Contributor, the holders of Class A Common Stock of PanAmSat and the Trustee of the Voting Trust of certain holders of Class A Common Stock of PanAmSat (the "Principal Stockholders Agreement"). No person or entity has any rights to cause either member of the Contributing Group, Univisa or any Subsidiary of Univisa to register with the United States Securities and Exchange Commission (the "SEC") any securities of Univisa or USHI.

                           (d) USHI is the record and beneficial owner of 100%
of the issued and outstanding shares of Class B Common Stock, free and clear of any Liens. As of the date hereof, there is a total of 40,459,431 shares of Class B Common Stock issued and outstanding. All of the shares of Class B Common Stock owned by USHI are validly issued, fully paid and nonassessable and no such shares are subject to preemptive or other similar rights. Except as set forth in this Section 3.2(d), there are outstanding: (i) no securities of either member of the Contributing Group, Univisa or any Subsidiary of Univisa convertible into, or exchangeable or exercisable for, shares of Class B Common Stock; and
(ii) no options, warrants, calls, rights (including preemptive rights), commitments or agreements to which either member of the Contributing Group, Univisa or any Subsidiary of Univisa is a party or by which it is bound, in any case obligating either member of the Contributing Group, Univisa or any Subsidiary of Univisa to deliver, sell, purchase, redeem or acquire, or cause to be delivered, sold, purchased, redeemed or acquired, additional shares of Class B Common Stock, or obligating either member of the Contributing Group, Univisa or any Subsidiary of Univisa to grant, extend or enter into any such option, warrant, call, right, convertible security, commitment or agreement. Except as set forth in the Principal Stockholders Agreement, there are not any stockholder agreements, voting trusts or other agreements or understandings to which either member of the Contributing Group, Univisa or any Subsidiary of Univisa is a party or by which it is bound relating to the voting of any shares of the Class B Common Stock. Except for the Principal Stockholders Agreement, there are no restrictions on USHI to vote the shares of the Class B Stock. No person has any rights to cause either member of the Contributing Group, Univisa or any Subsidiary of Univisa to register with the SEC any shares of the Class B Common Stock. All of the outstanding shares of Class B Common Stock are owned by USHI free and clear of any Liens. The execution and delivery of this Agreement will not cause, directly or indirectly, any of the shares of the Class B Common Stock to be converted into any other capital stock of PanAmSat.

                           (e) Schedule 3.2(e) sets forth a complete and
accurate list of each Subsidiary of Univisa as of the date hereof, each of which is, as of the date hereof, directly or indirectly, wholly-owned by Univisa, free and clear of any Liens. Schedule 3.2(e) also contains the jurisdiction of incorporation or organization of each Subsidiary of Univisa as of the date hereof, each jurisdiction in which such Subsidiary is qualified to do business and the number of shares of such Subsidiary outstanding.

                           (f) As used in this Agreement, the word "Subsidiary,"
with respect to any party, means, as of any date of determination, any corporation, partnership, joint venture or other organization, whether incorporated or unincorporated, of which, as of such date of determination: (i) such party or any other Subsidiary of such party is a general partner; (ii) voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation, partnership, joint venture or other organization is held by such party or by any one or more of its Subsidiaries, or by such party and any one or more of its Subsidiaries; or (iii) more than 50% of all classes of equity securities is, directly or indirectly, owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and any one or more of its Subsidiaries.

                  3.3 Authority; No Violations; Consents and Approvals.

                           (a) Each member of the Contributing Group has all
requisite power and authority to execute and deliver this Agreement and the Collateral Agreements and to perform its obligations hereunder and thereunder and to effect the transactions contemplated hereby and thereby. The execution, delivery and performance of each of this Agreement and the Collateral Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of each member of the Contributing Group. This Agreement has been, and each of the Collateral Agreements, will be, duly executed and delivered by each member of the Contributing Group, and assuming that each of this Agreement and the Collateral Agreements constitutes the valid and binding agreement of each member of the Newco Group, and assuming the consents, approvals, authorizations or permits and filings or notifications referred to in paragraph (c) of this Section 3.3 are duly and timely obtained or made, constitutes (or, with respect to each of the Collateral Agreements, will constitute when executed and delivered) a valid and binding obligation of each member of the Contributing Group enforceable in accordance with its terms except that the enforcement hereof and thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general "principles of equity" (regardless of whether enforceability is considered in a proceeding at law or in equity) (the foregoing exception, the "Bankruptcy Exception").

                           (b) The execution, delivery and performance by each
member of the Contributing Group of each this Agreement and the Collateral Agreements does not, and the consummation by each member of the Contributing Group of the transactions contemplated hereby and thereby will not, (x) conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a material Lien on assets or property, or right of first refusal with respect to any material asset or property (any such conflict, violation, default, right of termination, cancellation or acceleration, loss, creation or right of first refusal, a "Contributing Group Violation"), pursuant to any provision of the respective Certificate of Incorporation or Bylaws or equivalent constituent document of either member of the Contributing Group or, (y) except as to which requisite waivers or consents have been obtained and, except as set forth on Schedule 3.3(b) hereto and assuming the consents, approvals, authorizations or permits and filings or notifications referred to in paragraph
(c) of this Section 3.3 are duly and timely obtained or made, result in any Contributing Group Violation of any material loan or credit agreement, note, mortgage, indenture, lease, or other material agreement, obligation, instrument, Permit (as defined in Section 3.7(b)), judgment, order, decree or Law applicable to either member of the Contributing Group or any of their respective properties or assets; provided, however, that nothing in this Section 3.3 will be deemed to constitute a representation or warranty by either member of the Contributing Group as to any antitrust law or requirement.

                           (c) No consent, approval, order or authorization of,
or registration, declaration or filing with, notice to, or permit from any legislative, executive, judicial, regulatory or other governmental or quasi-governmental authority, instrumentality or body, whether domestic or foreign, local, state, federal or other, including any administrative agency, commission or court ("Governmental Entity"), is required by or with respect to either member of the Contributing Group in connection with the execution and delivery by either member of the Contributing Group of this Agreement or any of the Collateral Agreements, or the consummation by either member of the Contributing Group of the transactions contemplated hereby and thereby, which if not obtained or made would have a material adverse economic impact on the assets or business of such member, or a member of the Newco Group, or would have a material adverse effect on either member of the Contributing Group's ability to consummate the transactions contemplated hereby, except for: (A) the filing of a premerger notification and report form by the Contributing Group under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and the rules and regulations thereunder (the "HSR Act") and the expiration or termination of the applicable waiting period thereunder; (B) the filing with the SEC of such reports under and such other compliance with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), as may be required in connection with this Agreement and the Collateral Agreements and the transactions contemplated hereby and thereby; and (C) such filings and approvals as may be required by any applicable state securities or, "blue sky" laws.

                  3.4 Univisa Financial Statements. The Financial Statements have been prepared from, and are in accordance with, the books and records of Univisa and its consolidated Subsidiaries and were prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and present fairly, in all material respects, in accordance with applicable requirements of GAAP the consolidated financial position of Univisa and its consolidated Subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of Univisa and its consolidated Subsidiaries for the periods presented therein. The books and all other financial records of Univisa and each of its Subsidiaries are complete and correct in all material respects. "Financial Statements" shall mean the audited Balance Sheet, Consolidated Statements of Income and Consolidated Statements of Stockholder's Equity for Univisa and its consolidated Subsidiaries for the three year period ended as of the Balance Sheet Date, together with the notes thereon and the related unqualified report of Coopers & Lybrand, Univisa's certified public accountants, previously delivered to each member of the Newco Group. "Balance Sheet" shall mean the Consolidated Balance Sheet of Univisa as of December 31, 1995, previously delivered to each member of the Newco Group. "Balance Sheet Date" shall mean December 31, 1995.

                  3.5 Parent Financial Statements. The Parent Financial Statements have been prepared from, and are in accordance with, the books and records of Parent and its consolidated Subsidiaries and were prepared in accordance with Mexican generally accepted accounting principles ("Mexican GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and present fairly, in all material respects, in accordance with applicable requirements of Mexican GAAP the consolidated financial position of Parent and its consolidated Subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of Parent and its consolidated Subsidiaries for the periods presented therein. The books and all other financial records of Parent and each of its Subsidiaries are complete and correct in all material respects. "Parent Financial Statements" shall mean the audited Parent Balance Sheet, Consolidated Statements of Income, Consolidated Statements of Changes in Stockholder's Equity and Consolidated Statements of Changes in Financial Position for Parent and its consolidated Subsidiaries for the three year period ended as of the Parent Balance Sheet Date, together with the notes thereon and the related unqualified report of Coopers & Lybrand Despacho Roberto Casas Alatriste, Parent's certified public accountants, previously delivered to each member of the Newco Group. "Parent Balance Sheet" shall mean the Consolidated Balance Sheet of Parent as of December 31, 1995, previously delivered to each member of the Newco Group. "Parent Balance Sheet Date" shall mean December 31, 1995.

                  3.6 No Adverse Change. Since the Parent Balance Sheet Date to the date hereof, there has been no change in the financial condition, results of operation, business or assets of Parent which materially adversely affects the ability of Parent to perform its obligations under this Agreement or any of the Collateral Agreements.

                  3.7 Compliance with Laws.

                           (a) The businesses of Univisa and its Subsidiaries
have not been and are not being conducted in material violation of any Law. No material investigation or review by any Governmental Entity with respect to Univisa, any of its Subsidiaries or their respective businesses is pending or, to the knowledge of the Contributing Group, threatened and neither Univisa nor any of its Subsidiaries has received any written citation or notification alleging any material violation of any Law or Permit with respect to which all necessary corrective action has not been taken. "Law" shall mean any applicable domestic or foreign, federal, state or local laws, statutes, regulations, rules, codes, ordinances, orders and governmental licenses, franchises, permits and governmental authorizations enacted, adopted, issued or promulgated by any Governmental Entity (including those pertaining to communications, broadcasting, consumer protection, building, zoning, environmental and occupational safety and health requirements and all requirements of the Communications Act of 1934, as amended, or any successor statute, and the rules and regulations of the Federal Communication Commission (the "FCC")) or common law.

                           (b) Univisa and its Subsidiaries possess, as of the
date hereof, all material permits, licenses, franchises, approvals, certificates, concessions, privileges, immunities, consents or other authorizations issued or authorized or required to be issued by any Governmental Entity (collectively, "Permits") necessary to allow Univisa and its Subsidiaries to own or lease their assets and to lawfully conduct their respective businesses.

                           (c) Neither Univisa or its Subsidiaries, nor any of
their respective employees are officials or officers of any Governmental Entity or any political party, and neither Univisa nor any of its Subsidiaries or affiliates has taken, is taking or will take, or has allowed or will allow on its behalf to be taken, any action which violated or would violate the United States Foreign Corrupt Practices Act of 1977, the U.S. Export Administration Act, as amended, or any laws of any jurisdiction to which such party or person is subject, relating in each case to payments for the purpose of influencing an act or decision of a government agency or official; provided, however, that nothing in this sentence shall be deemed to subject any party or person to any law to which such party or person would not otherwise be subject. Each of Univisa and its Subsidiaries is in material compliance with all domestic and foreign laws restricting or regulating the export of technology to foreign countries.

                  3.8 Litigation. Except as disclosed on Schedule 3.8, there is no suit, action or proceeding pending or, to either member of the Contributing Group's knowledge, threatened against or affecting Univisa or any of its Subsidiaries, nor is there any written judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Univisa or any of its Subsidiaries.

                  3.9 Taxes. Each of Univisa and its Subsidiaries has timely filed (or has obtained timely extensions for) all tax returns required to be filed by such party completely and accurately in all material respects and has timely paid (or Univisa has paid on behalf of any such Subsidiary), or has established an adequate reserve for the payment of, all material taxes which are required to be paid in respect of the taxable period reflected in such returns or for periods since the most recent date on which a return was filed. All taxes shown to be due on the tax returns that have been filed by Univisa and each of its Subsidiaries have been timely paid. Except as provided on Schedule 3.9, neither Univisa nor any of its Subsidiaries has waived any statute of limitations in respect of taxes of Univisa or any of its Subsidiaries. Except as set forth in Schedule 3.9, none of the tax returns filed by Univisa or any of its Subsidiaries has been examined by any taxing authority, and no audit, action, proceeding or assessment is pending or, to either member of the Contributing Group's knowledge, threatened by any taxing authority against Univisa or any of its Subsidiaries. All material taxes which Univisa or any of its Subsidiaries is required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid or accrued, reserved against and entered on the books of Univisa. There are no material Liens for taxes (other than for current taxes not yet due and payable) on the assets of Univisa or any of its Subsidiaries. Neither Univisa nor any of its Subsidiaries has any gains from intercompany transactions (within the meaning of the consolidated return regulations of the Code) which will be recognized after the Closing Date. Univisa has previously delivered or made available true and complete copies of its federal income tax returns for each of the fiscal years ended December 31, 1992 through December 31, 1995. Except as set forth on
Schedule 3.9, neither Univisa nor any of its Subsidiaries is a party to or bound by any agreement providing for the allocation or sharing of taxes with any entity which is not, either directly or indirectly, a Subsidiary of Univisa. Neither Univisa nor any of its Subsidiaries has filed or is required to file a consent pursuant to or agreed to the application of Section 341(f) of the Code. Univisa is not a "United States real property holding corporation" as defined in
Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. For the purpose of this Agreement, the term "tax" (and, with correlative meaning, the terms "taxes" and "taxable") shall include all federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts.

                  3.10 Material Contracts. Univisa has provided or made available to each member of the Newco Group or its independent auditors (i) true and complete copies of all Material Contracts, or (ii), with respect to such Material Contracts that have not been reduced to writing, a written description thereof, each of which is listed on Schedule 3.10. Except as set forth on
Schedule 3.10, neither Univisa nor any of its Subsidiaries is, or has received any notice that, nor does the Contributing Group have any knowledge that, any other party is in default in any respect under any such Material Contract. As used in this Agreement, the term "Material Contract" means, as to any person or entity, all written contracts, agreements, commitments, arrangements, leases (including with respect to personal property), policies and other instruments to which it or any of its Subsidiaries is a party or by which it or any such Subsidiary is bound (other than intercompany arrangements which will be cancelled, and for which mutual releases will be granted with respect thereto, prior to the Closing) which, when assuming that all options to renew or extend are exercised, (x) require payments to be made, individually or in the aggregate, in excess of $1,000,000 per year for goods and/or services, or (y) do not by their terms expire and are not subject to termination within six months from the date of the execution and delivery thereof and require payments to be made, individually or in the aggregate, in excess of $1,000,000.

                                   ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF THE NEWCO GROUP

                  Each member of the Newco Group represents and warrants as of the date hereof, on a joint and several basis, to each member of the Contributing Group as follows:

                  4.1 Organization, Standing and Power. Each member of the Newco Group is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all requisite corporate power and authority necessary to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified, and in good standing to own, lease and operate its properties and to conduct business in each jurisdiction, domestic and foreign, in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than in such jurisdictions where the failure so to qualify or be in good standing would not have a material adverse economic impact on the assets or business of either member of the Newco Group or impair the right or ability of the parties hereto to consummate the transactions contemplated hereby. Each member of the Newco Group has heretofore made available true, complete and correct copies of its Certificate of Incorporation and Bylaws as currently in effect together with all amendments thereto. No resolution has been adopted to amend any of such Certificates of Incorporation or Bylaws except as expressly called for by this Agreement. No member of the Newco Group (i) has been dissolved, adopted resolutions to dissolve or acted in any way to accomplish, request or approve such dissolution, (ii) is a party to any merger and (iii) has been declared bankrupt, and, to each member of the Newco Group's knowledge, no action or request is pending to declare it bankrupt. Newco has made available minute books which contain complete and accurate records in all material respects of all meetings, or consents in lieu thereof, of the shareholders and the Board of Directors (including committees thereof) since its date of formation.

                  4.2 Authority; No Violations; Consents and Approvals.

                           (a) Each member of the Newco Group has all requisite
corporate power and authority to execute and deliver each of this Agreement and the Collateral Agreements to which it is a party to perform its obligations hereunder and thereunder and to effect the transactions contemplated hereby and thereby. The execution, delivery and performance of each of this Agreement and the Collateral Agreements to which it is party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of each member of the Newco Group. This Agreement has been, and each of the Collateral Agreements to which it is a party will be, duly executed and delivered by each member of the Newco Group and assuming that each of this Agreement and the Collateral Agreements to which it is a party constitutes the valid and binding agreement of the other parties thereto, and assuming the consents, approvals, authorizations or permits and filings or notifications referred to in paragraph (c) of this Section 4.2 are duly and timely obtained or made, constitutes (or, with respect to each of the Collateral Agreements to which it is a party, will constitute when executed and delivered) a valid and binding obligation of each member of the Newco Group enforceable in accordance with its terms except that the enforcement hereby may be limited by the Bankruptcy Exception.

                           (b) The execution, delivery and performance by each
member of the Newco Group of each of this Agreement and the Collateral Agreements to which it is a party does not, and the consummation by each member of the Newco Group of the transactions contemplated hereby and thereby will not,
(x) conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a material Lien on assets or property, or right of first refusal with respect to any material asset or property (any such conflict, violation, default, right of termination, cancellation or acceleration, loss, creation or right of first refusal, a "Newco Group Violation"), pursuant to any provision of the Certificate of Incorporation or Bylaws of either member of the Newco Group or, (y) except as to which requisite waivers or consents have been obtained and, except as set forth on Schedule 4.2(b) hereto and assuming the consents, approvals, authorizations or permits and filings or notifications referred to in paragraph (c) of this Section 4.2 are duly and timely obtained or made, result in any Newco Group Violation of any material loan or credit agreement, note, mortgage, indenture, lease, or other material agreement, obligation, instrument, permit, judgment, order, decree or Law applicable to either member of the Newco Group or its properties or assets; provided, however, that nothing in this Section 4.2 will be deemed to constitute a representation or warranty by either member of the Newco Group as to any antitrust law or requirement.

                           (c) No consent, approval, order or authorization of,
or registration, declaration or filing with, notice to, or permit from any Governmental Entity, is required by or with respect to either member of the Newco Group in connection with the execution and delivery by each member of the Newco Group of each of this Agreement and the Collateral Agreements to which it is a party or the consummation by each member of the Newco Group of the transactions contemplated hereby and thereby, which if not obtained or made would have a material adverse economic impact on the assets or business of such member, or a member of the Contributing Group, or would have a material adverse effect on either member of the Newco Group's ability to consummate the transactions contemplated hereby or thereby, except for: (A) the filing of a premerger notification and report form by the Newco Group under the HSR Act and the expiration or termination of the applicable waiting period thereunder; (B) the filing with the SEC of such reports under and such other compliance with the Exchange Act and the rules and regulations thereunder, as may be required in connection with this Agreement and the Collateral Agreements and the transactions contemplated hereby and thereby; (C) such filings and approvals as may be required by any applicable state securities or "blue sky" laws; and (D) such other consents, approvals, orders, authorizations, registrations, declarations, filings, notices and Permits set forth in Schedule 4.2(c).

                  4.3 Certain Representations. No member of the Newco Group has any plan or intention to (and no such member has any plan or intention to cause or permit Univisa, USHI or PanAmSat to) liquidate (completely or partially) or dissolve Univisa or USHI, or merge, consolidate or combine Univisa or USHI with or into Newco, PanAmSat or any other entity, other than a merger of USHI into Univisa qualifying as a tax-free liquidation under Section 332 of the Code.


                                    ARTICLE V
                     COVENANTS BETWEEN SIGNING AND CLOSING

                  5.1 Interim Operations of Univisa and the Subsidiaries. During the period from the date of this Agreement and continuing until the Closing Date, each member of the Contributing Group agrees for itself and for its Subsidiaries that:

                           (a) New Business. Neither Univisa nor any of its
Subsidiaries shall engage in or enter into any new business activities unrelated to their business activities as of the date hereof.

                           (b) Payment of Liabilities. Univisa shall, and shall
cause its Subsidiaries to, pay, discharge and satisfy any direct or indirect liability, indebtedness, obligation, commitment, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured, known or unknown or otherwise ("Liability") that becomes due on or before the Closing.

                           (c) Required Distributions. On or prior to the
Closing Date and pursuant to agreements reasonably satisfactory to HCI (the "Distribution Agreements"), Univisa and its Subsidiaries shall, in redemption of a portion of the Univisa Stock, distribute and transfer (the "Distributions") to Parent, Contributor and their designees (other than Univisa or USHI) (collectively, Parent, Contributor and such distributees are referred to herein as the "Parent Distributees") all of Univisa's right, title and interest in any and all assets of Univisa and its Subsidiaries (or the proceeds of the disposition thereof), whether tangible or intangible and whether fixed, contingent or otherwise, including the stock of all of Univisa's Subsidiaries (the "Distributed Assets"); provided, however, that neither Univisa nor its Subsidiaries shall distribute or otherwise transfer (i) any shares of the USHI

Stock, (ii) except as permitted under the Principal Stockholders Agreement, any shares of the Class B Common Stock and (iii) cash sufficient to pay all costs, liabilities and expenses (including taxes) incurred by Univisa or USHI in connection with the transactions contemplated by this Agreement that are the responsibility of Univisa which have not been paid prior to the Closing (collectively, the "Required Expenditures"). Such Distribution Agreements shall provide for, among other things, indemnification, on a joint and several basis, by the Parent Distributees in favor of Newco substantially similar to the indemnities provided by the Contributing Group in favor of Newco in Article VIII.

                           (d) Assumption and Release of Liabilities. Prior to
the Closing Date and pursuant to the Distribution Agreements, the Contributing Group shall assume, and shall cause the Parent Distributees to assume, any and all Liabilities of Univisa and USHI arising out of, or relating to, or connected with, occurrences, operations or events prior to, at or as of and through the last date the transactions contemplated by this Agreement and the Reorganization Agreement are consummated (including any Liabilities set forth on the Schedules hereto or on the Statement of Liabilities), or arising out of, or relating to, the Distributed Assets or other former assets of Univisa or USHI either prior to, at, as of, or after the Closing (the "Transaction Liabilities"). Concurrently with the Distributions, the Contributing Group shall, and shall cause its Subsidiaries and affiliates, to the extent legally permissible, to,
(i) release Univisa and USHI from any and all Transaction Liabilities or other Liabilities owing to such entities and (ii) use its reasonable best efforts to have Univisa and USHI released from any and all Transaction Liabilities owing to all other persons or entities.

                           (e) Other Actions. Each member of the Contributing
Group shall not take, and shall not permit any of its Subsidiaries to take or agree or commit to take, any ction that results in any condition to the Closing not being satisfied in all material respects.

                  5.2 Interim Operations of the Newco Group. During the period from the date of this Agreement and continuing until the Closing Date, each member of the Newco Group agrees that it will not take any action that results in any condition to the Closing not being satisfied in all material respects.

                  5.3 Access to Information. Each member of the Contributing Group shall (and shall cause each of its Subsidiaries to) afford to the officers, employees, accountants, counsel, financing sources and other representatives of each member of the Newco Group reasonable access, during normal business hours during the period prior to the Closing Date, to all of Univisa's properties, books, contracts, commitments and records and those of Univisa's Subsidiaries (including any tax returns or other tax related information pertaining to Univisa and its Subsidiaries and including any information to be included in any registration statement to be filed by Newco with respect to the Newco Common Stock issued in connection with the transactions contemplated by this Agreement and the Reorganization Agreement) and, during such period, each member of the Contributing Group shall (and shall cause each of its Subsidiaries to) furnish promptly to each member of the Newco Group all other information concerning the business, properties and personnel of

Univisa or any Subsidiary as either member of the Newco Group may reasonably request (including any tax returns or other tax related information pertaining to Univisa or its Subsidiaries, as the case may be and including any information to be included in any registration statement to be filed by Newco with respect to the Newco Common Stock issued in connection with the transactions contemplated by this Agreement and the Reorganization Agreement). Each member of the Newco Group shall not, and shall cause its representatives not to, use any information obtained pursuant to this Section 5.3 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement.

                  5.4 Legal Conditions, Filings and Consents. During the period from the date of this Agreement and continuing until the Closing Date:

                           (a) Each party will (i) cooperate with one another in
determining whether any actions or filings are required in connection with obtaining any Governmental Entity approvals required to consummate the transactions contemplated by this Agreement (including, without limitation, furnishing all information required under the HSR Act), (ii) cooperate with one another in determining whether any actions, consents, approvals or waivers are required to be obtained from any corporate or equivalent governing body of any party, any of their subsidiaries, or any stockholder of the foregoing, or whether any actions, consents, approvals or waivers are required to be obtained from any third parties, such as parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement, (iii) endeavor in good faith to take all such actions or make any such filings, furnish information required in connection therewith, and seek in a timely manner to obtain any such actions, consents, approvals or waivers and (iv) promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their subsidiaries in connection with the Univisa Contribution and the other transactions contemplated by this Agreement. Without limiting the generality or effect of the foregoing, each party will take all commercially reasonable actions necessary to obtain (and will cooperate with each other in obtaining) in a timely manner any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained or made by such party in connection with the Univisa Contribution, this Agreement or the taking of any action contemplated hereby.

                           (b) The parties acknowledge that the transactions
described in this Agreement are an integral part of transactions contemplated by the Reorganization Agreement, that those transactions require the prior written consent of the FCC, that this Agreement will not be consummated prior to the Closing of the Asset Contribution, and, to the extent applicable to any of the stockholders of PanAmSat, that the obligations contained in Section 5.4(a) apply with respect to any and all applications and filings made with Governmental Entities pursuant to Section 7.9 of the Reorganization Agreement.

                  5.5 Notices of Certain Events.

                  During the period from the date of this Agreement and continuing until the Closing Date, each party shall promptly notify the other parties hereto of:

               (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with such party's consummation of the transactions contemplated by this Agreement;

               (ii) any notice or other communication from any Governmental Entity in connection with such party's consummation of the transactions contemplated by this Agreement;

               (iii) any actions, suits, claims, investigations or proceedings commenced or, to the actual knowledge of the executive officers of the notifying party, threatened against, relating to or involving or otherwise affecting such party or any of its subsidiaries;

               (iv) an administrative or other order or notification relating to any violation or claimed violation of Law by such party;

               (v) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing Date; and

               (vi) any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder;

provided, however, that the delivery of any notice pursuant to this Section 5.5 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                  5.6 Publicity. During the period from the date of this Agreement and continuing until the Closing Date, the parties will consult with each other and will mutually agree prior to the issuance of any press release or public announcement pertaining to this Agreement or the transactions contemplated hereby, and shall not issue any such press release or make any such public announcement or permit any of their Subsidiaries to do the same prior to such consultation and agreement, except as may be required by applicable Law or the applicable rules of any securities exchange (including the Nasdaq National Market) or except as otherwise permitted by the Reorganization Agreement, in which case the party proposing to issue such press release or make such public announcement shall use reasonable efforts to consult in good faith with the other party before issuing any such press release or making any such public announcement and except for the FCC filings and HSR filings contemplated herein.

                  5.7 Further Action. During the period from the date of this Agreement and continuing until the Closing Date, each party hereto shall, subject to the fulfillment at or before the Closing Date of each of the conditions of performance set forth herein or the waiver thereof, perform such further acts and execute such documents as may be reasonably required to effect the transactions contemplated by this Agreement.

                  5.8 Rights to "Univisa" Name. Prior to the Closing Date, the names of "Univisa, Inc." and "Univisa Satellite Holdings, Inc." shall be changed such that Univisa shall not be included in such names. After the Closing, Parent and its Subsidiaries shall retain all right, title and interest in and to the name "Univisa".

                  5.9 Statement of Liabilities.

                           (a) Contributor shall prepare and deliver to HCI, at
least 90 days prior to the anticipated Closing Date, a statement of all of the Liabilities of each of Univisa and USHI estimated or projected as of the Closing Date (such statement, as it may be revised pursuant to Section 5.9(b), is referred to herein as the "Statement of Liabilities"). Within 30 days of such date of delivery, HCI shall be entitled to verify the accuracy of the Statement of Liabilities and shall determine in good faith the amount reasonably necessary to satisfy in full all of the Liabilities set forth on such Statement, including the amount reasonably necessary to satisfy on and after the Closing, in full, all taxes for all taxable years and other periods ending on or before or including (for the Pre-Closing Portions of any Straddle Periods (as defined in Section 8.2(c)) the Closing Date, including, any and all such taxes attributable to any and all distributions of assets by Univisa made in contemplation of the transactions contemplated by this Agreement or the Reorganization Agreement, including the distribution of the Distributed Assets by Univisa to the Parent Distributees (such amount, as it may be revised pursuant to Section 5.9(b), is referred to herein as the "Known Liabilities Estimate"). During such 30 day period, HCI and its representatives shall have access to the management, employees and counsel for Univisa and its Subsidiaries and to such documents and other information relating to such Statement as it shall reasonably request. Within five days of the expiration of such 30 day period, HCI shall notify Contributor of any dispute with respect to the Statement of Liabilities, and Contributor shall notify HCI of any dispute with respect to the Known Liabilities Estimate, and any such dispute(s) which cannot be resolved after good faith negotiations and in any event within five days from the date Contributor or HCI, as the case may be, is so notified, shall be referred to an arbitrator pursuant to Section 10.11, whose determination on such matters shall be made within 30 days of such referral and shall be final and binding on the parties and whose fees and expenses shall be paid by the party who does not prevail in such action, unless the arbitrator determines another method is more equitable.

                           (b) Contributor shall prepare and deliver to HCI, at
least 10 days before the anticipated Closing Date, an amendment to the Statement of Liabilities, setting forth any changes that have occurred (or are expected to occur) from the period beginning on the date when the Statement of Liabilities was provided to HCI and ending on the Closing Date. Within five days of such date of delivery, HCI shall be entitled to verify the accuracy of the amended Statement of Liabilities and shall determine in good faith whether the Known Liabilities Estimate should be revised to satisfy in full all of the Liabilities set forth on such amended Statement. During such five day period, HCI and its representatives shall have access to the management, employees and counsel for Univisa and its Subsidiaries and to such documents and other information relating to such Statement as it shall reasonably request. Immediately after the expiration of such five day period, HCI shall notify Contributor of any dispute with respect to such amended Statement, and Contributor shall notify HCI of any dispute with respect to any revisions to the Known Liabilities Estimate, and any such dispute(s) which cannot be resolved after good faith negotiations prior to the Closing, shall be referred to an arbitrator pursuant to Section 10.11, whose determination on such matters shall be made as promptly as practicable (either before or after the Closing, however, such arbitration shall in no way delay the Closing if all other conditions to the Closing set forth in Article VI have been satisfied or waived by the party for whose benefit such conditions exist) and shall be final and binding on the parties and whose fees and expenses shall be paid by the party who does not prevail in such action, unless the arbitrator determines another method is more equitable. Any adjustments that are required as a result of such arbitration shall be made as promptly as practicable after such determination.

                           (c) Notwithstanding the failure to include any
Liability on the Schedule of Liabilities, or the inclusion of an amount different from the actual amount needed to satisfy in full any Liability set forth on the Schedule of Liabilities, or any determination of an arbitrator under Section 10.11, the actual amount of all Transaction Liabilities shall remain and be the responsibility of the Contributing Group, and the Contributing Group shall indemnify and save and hold harmless in full the Newco Group with respect to any such Transaction Liabilities to the extent set forth in Section 8.2(a)(ii).

                           (d) When making any determinations under this Section
5.9, the arbitrator may consider the following: the reasonable likelihood of future claims of the type or class of claims which is the subject of dispute, the Contributing Group's ability to satisfy current and future claims and the availability of insurance. No amounts will be required to be allocated to the Known Liabilities Estimate with respect to Univisa's obligations under its licensing/distribution agreements to distribute Parent's programming (although other obligations under or related to such agreements could be allocated to the Known Liabilities Estimate, for example, Liabilities associated with indemnification obligations under such contracts).

                 5.10 Trustee.

                           (a) Each party acknowledges that the Collateral
Agreements have not been reviewed by any Trustee, and that upon the designation of such Trustee, such Trustee may request that certain revisions be made to such agreements. Each party will cooperate with one another in good faith to reach mutual agreement on such revisions.

                           (b) Prior to the Closing and pursuant to the
Collateral Agreements, the parties shall select a Trustee with respect to the Collateral Agreements which Trustee shall be a bank or trust company in good standing, organized under the laws of the United States of America or any State, doing business in or having a correspondent relationship with a bank or trust company doing business in the Borough of Manhattan, City of New York, State of New York, and having a capital and surplus (including subordinated capital notes and earned surplus) aggregating at least $500,000,000. If the parties are unable to find a bank or trust company that satisfies the foregoing conditions and that is willing to serve as the Trustee, then each of the parties shall use its reasonable best efforts to find another qualified entity that is reasonably acceptable to each other and that is willing to serve as the Trustee.

                                   ARTICLE VI
                                   CONDITIONS

                  6.1 Conditions to Each Party's Obligation to Effect the Univisa Contribution. The respective obligations of each party to effect the Univisa Contribution shall be subject to the satisfaction on or prior to the Closing Date (or, if permissible, waiver by each party for whose benefit such conditions exist) of the following conditions:

                           (a) No Order. No Governmental Entity shall have
enacted, issued, promulgated, enforced or entered any statute, rule, regulation or order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the transactions contemplated by this Agreement; provided, however, that the parties shall use their commercially reasonable efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted.

                           (b) HSR Act. Any waiting period applicable to the
consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the Department of Justice or the Federal Trade Commission challenging or seeking to enjoin the consummation of the transactions contemplated hereby, which action shall not have been withdrawn by the party instituting such action or dismissed or terminated pursuant to a final, non-appealable judgment of a United States federal court.

                           (c) Other Approvals. All other approvals or orders by
Governmental Entities required to be obtained, and all filings, notices or declarations required to be made before any Governmental Entity, by any party prior to the consummation of the transactions contemplated hereunder shall have been obtained from, and made with, all required Governmental Entities, except for such authorizations, consents, waivers, orders, approvals, filings, notices or declarations, the failure to obtain or make would not be likely to have a material adverse effect at or after the Closing Date, on Newco and its Subsidiaries taken as a whole, or on Univisa and its Subsidiaries taken as a whole.

                           (d) No Conversion or Exchange. The Certificate of
Incorporation of PanAmSat shall have been amended so that the consummation of the transactions contemplated by this Agreement shall not cause the shares of Class B Common Stock outstanding as of the date hereof to be converted or exchanged into any other shares of the capital stock of PanAmSat.

                  6.2 Additional Conditions to Obligations of the Contributing Group. The obligations of each member of the Contributing Group to effect the transactions contemplated hereby is subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by
Contributor:

                           (a) Reorganization Agreement. All of the conditions
to the obligations of PanAmSat (other than the execution, delivery and performance of this Agreement) under the Reorganization Agreement shall have been satisfied or waived by PanAmSat.

                           (b) Representations and Warranties. Each of the
representations and warranties of each member of the Newco Group set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date. Contributor shall have received certificates of each of the President or a Vice President and the Chief Financial Officer of each member of the Newco Group to that effect.

                           (c) Performance of Obligations. Each member of the
Newco Group shall have performed in all material respects all material obligations required to be performed by it under this Agreement on or before the Closing Date. Contributor shall have received certificates of the President or a Vice President and the Chief Financial Officer of each member of the Newco Group to that effect. Notwithstanding the foregoing, the obligations of the Contributing Group to effect the transactions contemplated by this Agreement shall not be relieved by the failure of the foregoing conditions if such failure is the result, directly or indirectly, of any material breach by either member of the Contributing Group of any of its material obligations under this Agreement.

                           (d) Ancillary Agreements. Each member of the Newco
Group shall have executed and delivered the Collateral Trust Agreement, Newco shall have executed and delivered the Registration Rights Agreement and each of Newco and HCI shall have executed and delivered the Stockholder Agreement, each of which shall be in full force and effect.

                           (e) Legal Opinion. Contributor shall have received
opinions addressed to each member of the Contributing Group of counsel to each member of the Newco Group, dated the Closing Date, with respect to the due authorization, execution and delivery by each member of the Newco Group of each of this Agreement and the Collateral Agreements to which it is a party, and the enforceability of each of this Agreement and the Collateral Agreements to which it is a party against each member of the Newco Group, with such exceptions and qualifications as are customary and reasonable under the laws of the applicable jurisdiction. In rendering such opinion, such counsel may rely upon certificates of public officers and, as to matters of fact, upon certificates of duly authorized representatives of either member of the Newco Group; provided, that copies of such certificates still be contemporaneously delivered to Contributor.

                  6.3 Additional Conditions to Obligations of the Newco Group. The obligations of each member of the Newco Group to effect the transactions contemplated hereby are subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by HCI:

                           (a) Reorganization Agreement. All of the conditions
to the obligations of HCI (other than the execution, delivery and performance of this Agreement) under the Reorganization Agreement shall have been satisfied or waived by HCI.

                           (b) Representations and Warranties. Each of the
representations and warranties of each member of the Contributing Group set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except for the representations and warranties set forth in Sections 3.8, 3.9 and 3.10) as of the Closing Date. HCI shall have received certificates of the President or a Vice President and the Chief Financial Officer of each member of the Contributing Group to that effect.

                           (c) Performance of Obligations. Each member of the
Contributing Group shall have performed in all material respects all material obligations required to be performed by it under this Agreement on or before the Closing Date. HCI shall have received certificates of the President or a Vice President and the Chief Financial Officer of each member of the Contributing Group to that effect. Notwithstanding the foregoing, the obligations of the Newco Group to effect the transactions contemplated by this Agreement shall not be relieved by the failure of the foregoing conditions if such failure is the result, directly or indirectly, of any material breach by either member of the Newco Group of any of its material obligations under this Agreement.

                           (d) Ancillary Agreements. Each of Parent and
Contributor shall have executed and delivered the Collateral Trust Agreement and the Pledge Agreement, and Contributor shall have executed and delivered the Registration Rights Agreement and the Stockholder Agreement, each of which shall be in full force and effect.

                           (e) Legal Opinions.

                              (i) HCI shall have received opinions addressed to each member of the Newco Group of Fried, Frank, Harris, Shriver & Jacobson and Mexican counsel to each member of the Contributing Group, dated the Closing Date, with respect to the due authorization, execution and delivery by each member of the Contributing Group of each of this Agreement and the Collateral Agreements, and the enforceability of each of this Agreement and the Collateral Agreements against each member of the Contributing Group, and the validity and perfection of the security interests created under the Collateral Agreements, with such exceptions and qualifications as are customary and reasonable under the laws of the applicable jurisdiction. In rendering such opinion, such counsel may rely upon certificates of public officers and, as to matters of fact, upon certificates of duly authorized representatives of either member of the Contributing Group; provided, that copies of such certificates still be contemporaneously delivered to HCI.

                              (ii) HCI shall have received an opinion addressed to each member of the Newco Group of Fried, Frank, Harris, Shriver & Jacobson, dated as of the Closing Date, substantially in the form of Exhibit C attached hereto, to the effect that neither Univisa nor USHI will recognize any taxable gain or loss for United States federal income tax purposes with respect to the Class B Common Stock held by USHI as a result of the consummation in accordance with their terms of the transactions required to be effected pursuant to this Agreement or the Reorganization Agreement, including the consummation of the Asset Contribution, the Univisa Contribution and the Merger.

                           (f) Subsidiary and Assets at Closing. At the Closing
Date, Univisa's sole Subsidiary will be USHI, and Univisa's sole assets will consist of (i) all of the USHI Stock, which stock shall be owned of record and beneficially by Univisa, free and clear of any Liens, and (ii) cash sufficient to pay all Required Expenditures. At the Closing Date, USHI's sole asset will be all of the issued and outstanding shares of the Class B Common Stock, all of which will be owned of record and beneficially by USHI, free and clear of any Liens.

                           (g) Liabilities. At the Closing Date, except for the
Liabilities set forth on the Statement of Liabilities, neither Univisa nor USHI shall have any Liabilities.

                           (h) Known Liabilities Estimate. The Known Liabilities
Estimate shall be equal to or less than $150 million.

                           (i) Employee and Director Matters. Neither Univisa
nor USHI shall have any employees at Closing. All members of the respective Boards of Directors of Univisa and USHI shall resign from such boards effective as of the Closing.

                           (j) Material Changes. Since the date hereof, there
has been no change in the financial condition, results of operation, business or assets of Parent which materially adversely affects the ability of Parent to perform its obligations under this Agreement or any of the Collateral Agreements.

                                  ARTICLE VII
                     ACTIONS BY THE CONTRIBUTING GROUP AND
                        THE NEWCO GROUP AFTER THE CLOSING

                  7.1 Books and Records. Each member of the Contributing Group and the Newco Group agree that so long as any books, records and files relating to the business, properties, assets or operations of Univisa and USHI, to the extent that they pertain to the Univisa Stock prior to the Closing Date, remain in existence and available, each party (at its expense) shall have the right to inspect and to make copies of the same at any time during business hours for any proper purpose. Each of the parties hereto agrees to maintain any such books, records and files in its possession for a period of seven years after the Closing Date.

                  7.2 Further Assurances. On and after the Closing Date, each member of the Contributing Group and the Newco Group will take all appropriate action and execute all documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to (i) carry out any of the provisions hereof, and (ii) prepare, file with and have declared effective by the SEC any applicable registration statement with respect to the Newco Common Stock to be issued in connection with the transactions contemplated by this Agreement and the Reorganization Agreement.

                  7.3 Tax Reporting of Univisa Contribution. Each of Parent, HCI, Contributor and Newco agrees to record and report for all federal, state and local tax purposes the Univisa Contribution solely as an acquisition of Univisa Stock by Newco in exchange for the consideration set forth in Section

1.2, and neither Parent, HCI, Contributor nor Newco shall make, or cause or permit to be made, a Code Section 338 election or similar election under a provision of any law with respect to the acquisition of Univisa Stock.

                  7.4 No Dissolution, Etc; Capital Structure. For a period of two years from the Closing Date, neither member of the Newco Group shall (and neither shall cause or permit Univisa, USHI or PanAmSat to):

                              (i) liquidate (completely or partially), dissolve, merge, consolidate or combine Univisa or USHI with or into Newco, PanAmSat or any other entity;

                              (ii) recapitalize in any way the classes of Class A Common Stock, Class B Common Stock and Common Stock of PanAmSat as they exist on the Closing Date;

                              (iii) liquidate (partially or completely), dissolve, merge, consolidate or combine PanAmSat with or into (a) Univisa or USHI, (b) Newco or (c) any other person, except in the case of clause
       (c), a merger, consolidation or combination of which PanAmSat is the survivor; or

                              (iv) distribute or otherwise transfer Class B Common Stock to Newco or any other person, or contribute or otherwise transfer the Class A Common Stock of PanAmSat or the Common Stock of PanAmSat to Univisa or USHI.

                  7.5 Confidentiality.

                           (a) Preservation of Confidentiality. In connection
with the negotiation of this Agreement, the preparation for the consummation of the transactions contemplated hereby and the performance of obligations hereunder, each party acknowledges that it will have access to confidential information relating to the other parties. The parties shall treat such information as confidential, preserve the confidentiality thereof and not disclose such information, except to their respective affiliates, Subsidiaries, advisors, representatives and consultants in connection with the transactions contemplated hereby, and except as required by Law or the applicable rules of any securities exchange. Each of the parties agrees to maintain in confidence, and not to disclose to any third party, any ideas, methods, developments, inventions, improvements and business plans and information which are the confidential information of any other party, except to their respective affiliates, Subsidiaries, advisors, representatives and consultants in connection with the transactions contemplated hereby, and except as required by Law or the applicable rules of any securities exchange. If, however, confidential information is disclosed, the disclosing party shall immediately notify each of the other parties in writing and take all steps required to prevent further disclosure.

                           (b) Property Right in Confidential Information. Until
the Closing Date, all confidential information shall remain the property of the party who originally possessed such information. In the event of the termination of this Agreement for any reason whatsoever, each party shall return to the other parties, all documents, work papers and other material (including all copies thereof) obtained from such parties in connection with the transactions contemplated hereby and will use commercially reasonable efforts, including, without limitation, instructing its employees and others who have had access to such information, to keep confidential and not to use any such information, unless such information is now, or is hereafter disclosed, through no act or omission of such party, in any manner making it available to the general public. If any party is required by any Law or the applicable rules of any securities exchange to disclose any confidential information, it shall provide the other parties with prompt notice of such request so that such other parties may seek an appropriate protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. If, in the absence of a protective order or other remedy or the receipt of such a waiver, a party is nonetheless compelled by Law or the applicable rules of any securities exchange to disclose confidential information, then such party may disclose that portion of the confidential information which such Law or rule requires to be disclosed, provided that such party uses its reasonable efforts to preserve the confidentiality of the information, whereupon such disclosure shall not constitute a breach of this Agreement.

                           (c) Termination of Agreement. Subject to any Law,
each party hereto shall, and shall cause their Subsidiaries, affiliates, advisors, representatives and consultants who obtain such information to, hold in confidence all such non-public information until such time as such information is otherwise publicly available, except as required by Law or the applicable rules of any securities exchange, and, if this Agreement is terminated and if so requested by another party, each party and its affiliates will, and will cause their Subsidiaries, affiliates, advisors, representatives and consultants who obtain such information to, deliver to such other party all documents, work papers and other material (including copies extracts and summaries thereof) obtained by or on behalf of any of them directly or indirectly as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof.

                                  ARTICLE VIII
                                INDEMNIFICATION

                  8.1 Survival and Time Limitations.

                           (a) Representations and Warranties. All statements
contained in the Schedules hereto or in any certificate or instrument of conveyance delivered by or on behalf of the parties pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the parties hereunder. The representations and warranties of each party contained herein or made hereunder shall survive until the expiration of all applicable statutes of limitations (including, without limitation, all periods of extension, whether automatic or permissive), without regard to any investigation made by any of the parties hereto. All claims for indemnification under Sections 8.2(a)(i)(m) or 8.2(b)(i) (other than any claim for indemnification solely with respect to a breach of the representation in
Section 4.3) must be asserted on or prior to the date of termination of the foregoing survival periods. If a claim for indemnification under Sections 8.2(a)(i)(m) or 8.2(b)(i) (other than any claim for indemnification solely with respect to a breach of the representation in Section 4.3) is made before the expiration of the applicable survival period referred to above, then (notwithstanding the expiration of such survival period) the representation or warranty applicable to such claim shall survive until, but only for purposes of, the resolution of such claim.

                           (b) Covenants. All of the covenants and agreements of
each party contained herein or made hereunder shall survive indefinitely. Claims for indemnification under Sections 8.2(a)(i)(n), 8.2(b)(i) (solely with respect to a breach of the representation in Section 4.3) or 8.2(b)(ii) shall survive indefinitely and may be asserted indefinitely.

                           (c) General Indemnity. Claims may be made for general
indemnity and to be saved and held harmless under Section 8.2(a)(ii) at any time, and from time to time, no matter when the claim, or the event or act giving rise to the claim, occurs or arises.

                  8.2 Indemnification.

                           (a) By Parent and Contributor.

                              (i) Parent and Contributor, jointly and severally, shall indemnify, save and hold harmless each member of the Newco Group, its affiliates and Subsidiaries, and its and their respective representatives, successors and assigns, from and against any and all costs, losses (including diminution in value), taxes, Liabilities, obligations, damages, lawsuits, deficiencies, claims, demands, and expenses (whether or not arising out of third-party claims), including interest, penalties, costs of mitigation, losses in connection with any Environmental Law (including any clean-up or remedial action), lost profits and other losses (including consequential damages), damages to the environment, reasonable attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively, "Damages"), incurred in connection with, arising out of, resulting from or incident to (m) any breach of any representation or warranty or the inaccuracy of any representation, made by either member of the Contributing Group in or pursuant to this Agreement and (n) any breach of any covenant or agreement made by either member of the Contributing Group in or pursuant to this Agreement.

                              (ii) In addition, without duplication, and as a condition to the consummation of the transactions contemplated hereby by each member of the Newco Group, Parent and Contributor, jointly and severally, shall indemnify, save and hold harmless each member of the Newco Group, its affiliates and Subsidiaries, and its and their respective representatives, successors and assigns from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to (o) administering either of the Collateral Agreements, (p) any and all Transaction Liabilities, excluding any and all tax Liabilities, (q) any and all taxes of Univisa or USHI (or any other entity that is or was at any time a Subsidiary or other affiliate of Univisa or USHI or either of them) for all taxable years and other periods ending on or before or including (for the Pre-Closing Portions of any Straddle Periods) the Closing Date ("Pre-Closing Periods"), including any and all such taxes attributable to any and all distributions of assets by Univisa or its Subsidiaries made in contemplation of the transactions contemplated by this Agreement or the Reorganization Agreement, including the distribution of the Distributed Assets by Univisa or its Subsidiaries to the Parent Distributees, (r) any and all taxes imposed on taxable income or gain recognized by Univisa or USHI for United States federal, state or local income tax purposes with respect to the Class B Common Stock held by USHI solely with respect to the Asset Contribution, the Univisa Contribution, the Merger and/or the consummation of any other agreement expressly provided for in this Agreement or the Reorganization Agreement, in each case in accordance with their respective terms, but not with respect to any income or gain recognized on the sale, exchange or other disposition of the Class B Common Stock after the Closing Date, (s) any and all Liabilities imposed upon either member of the Newco Group by reason of Newco's status as transferee of the Univisa Stock and (t) any and all taxes of either member of the Newco Group imposed on the actual or constructive receipt of indemnity payments in respect of Damages under this Section 8.2(a) to the extent necessary to make the after-tax amount of such payments equal to the amount of such Damages incurred by the Newco Group; provided however, that notwithstanding the foregoing, Parent and Contributor shall not be responsible for payment of, and shall not be required to indemnify, save or hold harmless any member of the Newco Group, its affiliates or Subsidiaries or its or their respective representatives, successors or assigns from or against, any and all Damages incurred in connection with, arising out of, resulting from or incident to (1) any breach of any representation, warranty, covenant or agreement, or the inaccuracy of any representation, warranty, covenant or agreement, in any case, made by either member of the Newco Group in Sections 4.3, 7.3 or
       7.4 of this Agreement, or (2) any transactions consummated after the Closing on the Closing Date, other than transactions required to be effected on the Closing Date pursuant to this Agreement or the Reorganization Agreement.

                              (iii) Payments by a member of the Newco Group, its affiliates and Subsidiaries, and its and their respective representatives, successors and assigns, of amounts for which indemnification is sought hereunder, shall not be a condition precedent to recovery hereunder.

                              (iv) Notwithstanding the foregoing, neither HCI, nor its affiliates or Subsidiaries (other than Newco) shall be entitled to be indemnified for Damages under this Section 8.2 to the extent that
       (A) such Damages arise out of or result from HCI's ownership of Newco Common Stock and (B) Newco is being fully indemnified hereunder with respect to such Damages.

                           (b) By the Newco Group. Newco and HCI, jointly and
severally, shall indemnify and save and hold harmless Parent, Contributor, their respective affiliates and subsidiaries, and their respective representatives, successors and assigns from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to (i) any breach of any representation or warranty or the inaccuracy of any representation, made by either member of the Newco Group in or pursuant to this Agreement; or (ii) any breach of any covenant or agreement made by either member of the Newco Group in or pursuant to this Agreement.

                  Payments by Parent, Contributor, their respective affiliates and Subsidiaries, and their respective representatives, successors and assigns, of amounts for which indemnification is sought hereunder, shall not be a condition precedent to recovery hereunder.

                           (c) Straddle Periods. Responsibility for payment of
any and all taxes which are reported on tax returns which cover both Pre-Closing Periods and periods after the Closing ("Post-Closing Periods") (collectively, "Straddle Periods") shall be apportioned, subject to and except as set forth in
Section 8.2(a)(ii), between Contributor, on the one hand, and Univisa, on the other hand, based on the actual operations and transactions of Univisa and USHI (and any entity that is or was at any time during a Straddle Period a Subsidiary or other affiliate of Univisa) during the portion of such Straddle Period ending on the Closing Date, including the consummation of the Univisa Contribution, the Asset Contribution, the Merger and the other transactions required to be effected pursuant to this Agreement and the Reorganization Agreement, in accordance with their respective terms (the "Pre-Closing Portion of a Straddle Period"), and the portion thereof beginning on the day after the Closing Date. Each such period shall be deemed to be a separate taxable period.

                           (d) Filings. All tax returns of Univisa and USHI (and
any entity that is or was at any time during a relevant taxable period a Subsidiary or other affiliate of Univisa) for Pre-Closing Periods and Straddle Periods shall be prepared at Contributor's cost and expense, and under the direction and control of Contributor; provided,however, that any portion of any Straddle Period return for which Univisa has liability hereunder shall be subject to the review and consent of Univisa, which consent shall not be unreasonably withheld.

                           (e) Refunds. Any refunds or credits of any and all
taxes received by or credited to Univisa or USHI (or any entity that is or was at any time during a Pre-Closing Period a Subsidiary or other affiliate of Univisa) attributable to Pre-Closing Periods ("Contributor's Refunds") shall be for the benefit of Contributor, and Newco and HCI shall use reasonable efforts to obtain and promptly pay over to Contributor any Contributor's Refunds.

                           (f) Defense of Claims. If a claim for Damages (other
than a claim for Damages pursuant to clauses (q), (r), (s) or (t) of Section 8.2(a)(ii) which shall be governed solely by the provisions of Section 8.2(g)(ii)) (a "Claim") is to be made by a party entitled to indemnification hereunder against the indemnifying party, the party claiming such indemnification shall give written notice (a "Claim Notice") to the indemnifying party as soon as practicable after the party entitled to indemnification becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this Section 8.2. If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event within 15 calendar days after the service of the citation or summons). The failure of any indemnified party to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the indemnifying party demonstrates actual damage caused by such failure. After such notice, if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action and so long as the indemnifying party has not committed a Make-Whole Breach (as such term is defined in the Collateral Trust Agreement), then the indemnifying party shall be entitled, if it so elects at its own cost, risk and expense, (i) to take control of the defense and investigation of such lawsuit or action, (ii) to employ and engage attorneys of its own choice and reasonably satisfactory to the indemnified party to handle and defend the same unless the named parties to such action or proceeding include both the indemnifying party and the indemnified party and the indemnified party has been advised in writing by counsel that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party, in which event the indemnified party shall be entitled, at the indemnifying party's cost, risk and expense, to separate counsel of its own choosing, and (iii) to compromise or settle such claim, which compromise or settlement can be made without the written consent of the indemnified party, so long as such compromise or settlement solely provides for monetary relief and includes an unconditional release of each indemnified party from all Liabilities arising out of such claim, and in other instances will require the written consent of the indemnified party, such consent not to be unreasonably withheld; provided, however, if such lawsuit or action involves a breach of the representations and warranties set forth in Section 3.2,(with respect to the ownership of Univisa or USHI), then, notwithstanding the foregoing, the indemnified party shall be entitled to control such remediation or resolution, including to take control of the defense and investigation of such lawsuit or action, to employ and engage attorneys of its own choice to handle and defend the same, at the indemnifying party's cost, risk and expense, and to compromise or settle such Claim; provided, further, however, that such Claim shall not be compromised or settled without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. If the indemnifying party fails to assume the defense of such claim within 15 calendar days after receipt of the Claim Notice, the indemnified party against which such claim has been asserted will (upon delivering notice to such effect to the indemnifying party) have the right to undertake, at the indemnifying party's cost and expense, the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying party. The indemnifying party shall reimburse, as an interim measure during the pendency of any Claim, the indemnified party on a monthly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such Claim. Any such interim reimbursement payments which are not made within 30 days of a request for reimbursement, shall bear interest at the rate of 9% per annum from the date of such request. In the event the indemnified party assumes the defense of the claim, the indemnified party will keep the indemnifying party reasonably informed of the progress of any such defense, compromise or settlement. The indemnifying party shall be liable for any settlement of any action effected pursuant to and in accordance with this Section 8.2 and for any final judgment (subject to any right of appeal), and the indemnifying party agrees to indemnify and hold harmless an indemnified party from and against any Damages by reason of such settlement or judgment.

                  The indemnified party shall cooperate in all reasonable respects with the indemnifying party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the indemnified party may, at its own cost, participate in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. The parties shall cooperate with each other in any notifications to insurers.

                           (g) Cooperation in Tax Matters.

                           (i) Each member of the Contributing Group and the Newco Group shall (a) each provide one another (and its counsel) with such assistance, and cooperate fully with one another, as and to the extent reasonably requested by any of them in connection with the preparation or filing of any tax return for Pre-Closing Periods and Straddle Periods, any Contributor's Refund or any defense or settlement of any Tax Matter (including, without limitation, in the case of Newco, by providing any necessary powers of attorney in respect of Univisa or USHI in connection with any Tax Matter relating to any tax Liability for which Parent and Contributor would be liable under Section 8.2(a)(ii)), relating to any tax Liability of Univisa, USHI or any of their respective Subsidiaries or affiliates, (b) retain and provide one another with any records or other information that may be relevant to any such tax return, Contributor's Refund or Tax Matter, and (c) provide one another with any final determination of any audit or examination, proceeding, or determination that affects any amount required to be shown on any such tax return of the other(s) (or any Subsidiary or affiliate of Univisa) for any period. Without limiting the generality of the foregoing, each member of the Contributing Group and the Newco Group shall each retain, until the applicable statutes of limitations (including any extensions) have expired, copies of all tax returns, supporting work schedules, and other records or information that may be relevant to any such tax return, Contributor's Refund or Tax Matter and shall not destroy or otherwise dispose of any such records without first providing the other party with a reasonable opportunity to review and copy the same.

                           (ii) Newco and HCI shall promptly notify Parent and Contributor in writing upon receipt by Newco, HCI or any of their respective affiliates or Subsidiaries (including Univisa and USHI) of notice of any pending or threatened tax audits or assessments which may affect the tax Liabilities of Univisa or USHI (or any entity that is or was at any time a Subsidiary or other affiliate of Univisa or USHI) for which Parent and Contributor would be liable under clauses (q), (r),
         (s) or (t) of Section 8.2(a)(ii), and Parent and Contributor shall promptly notify Newco and HCI in writing upon receipt by Parent, Contributor or any of their respective affiliates of notice of any pending or threatened tax audits or assessments which may affect the tax Liabilities of Univisa or USHI (or any entity that is or was at any time a Subsidiary or other affiliate of Univisa) for which Newco and HCI would be liable under this Agreement. The failure of any indemnified party to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the indemnifying party demonstrates actual damage caused by such failure. Contributor shall have the right to represent and control Univisa's and USHI's and any of their respective affiliates' or Subsidiaries' interests in any audit or proceeding, including any audit, examination, assessment, notice of deficiency or other adjustment or proposed adjustment, or administrative or judicial proceeding, the settlement of any of the foregoing, any waiver or extension of the statute of limitations, or the filing of any amended return (a "Tax Matter"), involving a tax Liability for which Contributor and Parent would be liable under Section 8.2(a)(ii) and to employ counsel of its choice at its expense; provided, however, Newco shall represent and control the interests of Univisa and USHI if Contributor commits a Make-Whole Breach. Newco and HCI shall have the right to represent and control Univisa's and USHI's (and any of their respective affiliates' or Subsidiaries') interests in any Tax Matter involving a tax Liability for which Newco and HCI would be liable under this Agreement and to employ counsel of their choice at their expense. With respect to any Tax Matter in which Contributor exercises its right to represent and control the interests of Univisa and USHI, Contributor and Newco shall fully cooperate with one another and shall, except as they may otherwise agree, jointly attend all meetings and proceedings and jointly prepare all protests, briefs and other documents.

                           (h) Brokers and Finders. Pursuant to the provisions
of this Section 8.2, each member of the Newco Group, on the one hand, and each member of the Contributing Group, on the other hand, shall indemnify, hold harmless and defend one another from the payment of any and all broker's and finder's expenses, commissions, fees or other forms of compensation which may be due or payable from or by the indemnifying party, or may have been earned by any third party acting on behalf of the indemnifying party in connection with the negotiation and execution hereof and the consummation of the transactions contemplated hereby.

                           (i) Treatment of Indemnity Payments. Newco, HCI and
Contributor agree to treat all indemnity payments made pursuant to this Agreement as adjustments to the consideration for the Univisa Contribution set forth in Section 1.2.

                           (j) Holdback Amount. As security for the due and
punctual payment of each and all present and future indemnities, Liabilities and obligations of every type and description of either member of the Contributing Group at any time arising under, pursuant to, or in respect of this Article VIII, at the Closing, each member of the Contributing Group shall duly execute and deliver each of the Collateral Agreements and all assignments, financing statements and other instruments required thereunder or pursuant thereto. Each of the parties hereto agrees and acknowledges that the Trust Holdback shall not be the exclusive source of indemnification for the Newco Group from Contributor and Parent pursuant to this Article VIII, but that the Newco Group may proceed directly against Contributor and Parent at law, equity or otherwise.

                                   ARTICLE IX
                           TERMINATION AND AMENDMENT

                  9.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

                           (a) by mutual written consent of Contributor and HCI;

                           (b) by Contributor or HCI, so long as such party is
not in material breach of its material obligations hereunder, if the Univisa Contribution shall not have been consummated on or before the date that is 15 months from the date of this Agreement;

                           (c) by Contributor, if the conditions set forth in
Section 6.2 shall not have been complied with or performed on or prior to the Closing Date and Contributor shall not have materially breached any of its material representations, warranties, covenants or agreements contained herein, and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) on or before the Closing Date;

                           (d) by HCI, if the conditions set forth in Section
6.3 shall not have been complied with or performed on or prior to the Closing Date and HCI shall not have materially breached any of its material representations, warranties, covenants or agreements contained herein, and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) on or before the Closing Date;

                           (e) by Contributor or HCI if any injunction or order
of a court or other competent authority preventing the consummation of the Univisa Contribution shall have become permanent, final and non-appealable; or

                           (f) by Contributor or by HCI if for any reason the
Reorganization Agreement shall have been terminated; provided, however, that the right to terminate this Agreement under this Section 9.1(f) shall not be available to Contributor if the Reorganization Agreement shall have been terminated by PanAmSat pursuant to either Section 9.1(e), Section 9.1(f) or
Section 9.1(g) thereof.

                  9.2 Effect of Termination. In the event of termination of this Agreement by any party as provided in Section 9.1, (a) written notice thereof shall forthwith be given to the other parties specifying the provision hereof pursuant to which such termination is made and (b) this Agreement shall forthwith become void and there shall be no Liability on the part of any party hereto or their respective Subsidiaries, affiliates, officers, directors or stockholders, except to the extent that such termination results from the willful or reckless breach by a party hereto of any of its representations or warranties, or of any of its covenants or agreements, in each case, as set forth in this Agreement. The provisions of Sections 7.5 and 10.2 shall survive any termination of this Agreement, unless otherwise agreed by the parties.

                  9.3 Amendment. Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement of the parties at any time prior to the Closing Date with respect to any of the terms contained herein.

                  9.4 Extension; Waiver. At any time prior to the Closing Date, and subject to applicable law, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (ii) waive their rights with respect to any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered pursuant hereto; and (iii) waive their rights with respect to compliance with any of the agreements of the other parties or conditions contained herein to their respective obligations. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                    ARTICLE X
                               GENERAL PROVISIONS

                  10.1 Termination of Confidentiality Agreement. The Confidentiality Agreement by and between Hughes Electronics Corporation and Univisa dated September 4, 1996 shall terminate and be of no further force and effect upon execution and delivery of this Agreement.

                  10.2 Expenses. Whether or not the Univisa Contribution is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses except as expressly provided herein or in the Collateral Agreements and except that Univisa shall reimburse each member of the Newco Group for the following fees and out-of-pocket expenses, only to the extent that such fees and out-of-pocket expenses are incurred incident to the preparation of this Agreement (including all exhibits and schedules hereto) and the consummation of the transactions contemplated hereby and not incident to the preparation of the Reorganization Agreement and the transactions contemplated thereby: (a) the reasonable fees and disbursements of counsel for each member of the Newco Group, including any opinions to be rendered by such counsel; (b) the fees and disbursements of the certified public accountants for each member of the Newco Group; (c) all out-of-pocket expenses incurred by any member of the Newco Group; and (d) without duplication, all out-of-pocket costs and expenses incurred by any member of the Newco Group or any of its Subsidiaries in complying with Section 7.4; provided, however, that the aggregate of all the fees, disbursements and expenses described in clauses (a), (b) and (c) shall not exceed $500,000.

                  10.3 Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g.,

Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

                 (a)       if to Newco, to:

                           Magellan International, Inc.
                           c/o Hughes Communications, Inc.
                           P.O. Box 9712
                           Long Beach, CA  90810-9928
                           Attention:  President
                           Telephone:  (310) 525-5010
                           Telecopy:   (310) 525-5015

                           and if to HCI, to:

                           Hughes Communications, Inc.
                           P.O. Box 9712
                           Long Beach, CA  90810-9928
                           Attention:  President
                           Telephone:  (310) 525-5010
                           Telecopy:   (310) 525-5015

                           in each case, with a copy to:

                           Latham & Watkins
                           633 West Fifth Street, Suite 4000
                           Los Angeles, California 90071
                           Attention:  Bruce R. Lederman, Esq.
                           Telephone:  (213) 485-1234
                           Telecopy:   (213) 891-8763

                 (b)       if to Parent, to:

                           Grupo Televisa, S.A.
                           Avenida Chapultepec No. 28
                           5th Piso
                           Colonia Doctores
                           Mexico D.F. 06724
                           Attention: Chief Financial Officer
                           Telephone:  011-525-709-3333
                           Telecopy:   011-525-224-5629
                           and if to Contributor, to:

                           Satellite Company, LLC
                           Fonovisa Centroamerica, S.A.
                           De Popa de Curridabat 25 Mts. Este
                           Edificio Galerias del Este
                           Local 8
                           San Jose, Costa Rica
                           Attention: Oscar Aldana
                           Telephone: 011-506-253-0758
                           Telecopy:  011-506-224-0836

                           in each case, with a copy to:

                           Fried, Frank, Harris, Shriver & Jacobson
                           One New York Plaza
                           New York, New York 10004
                           Attention:  Joseph A. Stern, Esq.
                           Telephone:  (212) 859-8000
                           Telecopy:   (212) 859-4000

                  10.4 Interpretation. When a reference is made in this Agreement to Sections or Articles, such reference shall be to a Section or Article of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the word "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. This Agreement shall not be construed for or against either party by reason of the authorship or alleged authorship of any provision hereof or by reason of the status of the respective parties.

                  10.5 Entire Agreement. This Agreement (together with any documents and instruments referred to herein, including exhibits and schedules) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                  10.6 Assignment. Except for assignments by a member of the Holding Group to any affiliate or Subsidiary of such member with respect of some or all of its rights under Article VIII (which assignment can be made without the written consent of Contributor), neither this Agreement nor any of the rights, interests, obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of HCI, in the event of an assignment by either member of the Contributing Group, or Contributor, in the event of an assignment by either member of the Newco Group. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                  10.7 Governing Law. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of New York (without reference to the choice of law provisions), except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

                  10.8 Severability. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, the validity, legality and enforceability of the remaining provisions and obligations contained or set forth herein shall not in any way be affected or impaired thereby, unless the foregoing inconsistent action or the failure to take an action constitutes a material breach of this Agreement or makes the Agreement impossible to perform, in which case this Agreement shall terminate pursuant to Article IX. Upon any such holding that any provision of this Agreement is null, void or unenforceable, the parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are consummated to the extent possible. Except as otherwise contemplated by this Agreement, to the extent that a party hereto took an action inconsistent herewith or failed to take action consistent herewith or required hereby pursuant to an order or judgment of a court or other competent authority, such party shall incur no Liability unless such party did not in good faith seek to resist or object to the imposition or entering of such order or judgment.

                  10.9 Service of Process; Consent to Jurisdiction.

                           (a) Service of Process. Each of the parties hereto
irrevocably consents to the service of any process, pleading, notices or other papers by the mailing of copies thereof by registered, certified or first class mail, postage prepaid, to such party at such party's address set forth herein, or by any other method provided or permitted under New York law. Additionally, each member of the Contributing Group hereby appoints Univisa, Inc., 767 Fifth Ave., New York, N.Y. 10153 as agent for service of process in New York and each member of the Newco Group hereby appoints C T Corporation System, 1633 Broadway, New York, NY 10019 as agent for service of process in New York.

                           (b) Consent and Jurisdiction. Each party irrevocably
and unconditionally agrees and consents that any suit, action or other legal proceeding arising out of or related to this Agreement shall be brought and heard in the Borough of Manhattan, State of New York and each party irrevocably consents to personal jurisdiction in any and all tribunals in said Borough.

                  10.10 Injunctive Relief. The parties acknowledge that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved person or entity will be irreparably damaged and will not have an adequate remedy at law. Any such person or entity shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties shall raise the defense that there is an adequate remedy at law.

                  10.11 Arbitration. Notwithstanding anything herein to the contrary, in the event that there shall be a dispute among the parties arising out of or relating to Section 5.9, Article VIII or the Collateral Trust Agreement, the parties agree that such dispute shall be resolved by final and binding arbitration in Los Angeles, California, administered by Judicial Arbitration & Mediation Services, Inc. ("JAMS"), in accordance with JAMS' rules of practice then in effect or such other procedures as the parties may agree to prior to the Closing. Depositions may be taken and other discovery may be obtained during such arbitration proceedings to the same extent as authorized in civil judicial proceedings. Any award issued as a result of such arbitration shall be final and binding between the parties thereto, and shall be enforceable by any court having jurisdiction over the party against whom enforcement is sought. The fees and expenses of such arbitration (including reasonable attorneys' fees) or any action to enforce an arbitration award shall be paid by the party that does not prevail in such arbitration, unless the arbitrator determines another method is more equitable.

                  10.12 Attorneys' Fees. Subject to Section 10.11, if any party to this Agreement brings an action to enforce its rights under this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including reasonable attorneys' fees, incurred in connection with such action, including any appeal of such action.

                  10.13 Cumulative Remedies. All rights and remedies of each party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

                  10.14 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when executed and delivered by each of the parties.

                  10.15 Investment Representations.

                           (a) Contributor is acquiring the Newco Common Stock
with its own funds or property for investment, for its own account, and not as a nominee or agent for any other person, firm or corporation, and not with a view to the sale or distribution of all or any part thereof, and Contributor has no present intention of selling, granting participation in, or otherwise distributing any of the Newco Common Stock. Contributor does not have any contract, undertaking, agreement or arrangement with any person, firm or corporation to sell, transfer or grant participation to such person, firm or corporation, with respect to any of the Newco Common Stock.

                           (b) Contributor understands and agrees that (i) the
Newco Common Stock will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), in part based upon an exemption from the registration predicated on the accuracy and completeness of its representations and warranties appearing herein and (ii) Contributor shall not sell, transfer or assign any shares of the Newco Common Stock until they are registered under the Act or an exemption from the registration and prospectus delivery requirements of the Act is available, and (iii) there is no assurance that such an exemption from registration will ever be available or that the Newco Common Stock will ever be able to be sold.

                           (c) By reason of its net worth, Contributor is an
"accredited investor" (as defined in Regulation D promulgated under the Securities Act). Contributor was not formed for the specific purpose of acquiring the stock issued pursuant to this Agreement. Contributor's purchase is directed by a sophisticated person as described in Regulation D promulgated under the Securities Act.

                           (d) Contributor understands and acknowledges that
each certificate representing the Newco Common Stock issued to Contributor in the Univisa Contribution will bear a legend to the following effect:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO (I) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES, WHICH IS EFFECTIVE UNDER SUCH ACT, OR (II) ANY EXEMPTION FROM REGISTRATION UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES, INCLUDING RULE 144, PROVIDED AN OPINION OF COUNSEL IS FURNISHED, REASONABLY SATISFACTORY IN FORM AND SUBSTANCE TO MAGELLAN INTERNATIONAL, INC., THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE."

Contributor hereby agrees not to offer, sell or otherwise transfer the shares of Newco Common Stock in violation of the foregoing legend.

                                             [signature page to follow]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.



                                      GRUPO TELEVISA, S.A.

                                      By: /s/ Guillermo Canedo White
                                         --------------------------------
                                    Name: Guillermo Canedo White
                                   Title: Executive Vice President



                                      SATELLITE COMPANY, LLC

                                      By: /s/ Guillermo Canedo White
                                         --------------------------------
                                    Name: Guillermo Canedo White
                                   Title: Authorized Signatory



                                      MAGELLAN INTERNATIONAL, INC.

                                      By: /s/ Charles H. Noski
                                         --------------------------------
                                    Name: Charles H. Noski
                                   Title: President



                                      HUGHES COMMUNICATIONS, INC.

                                      By: /s/ Jerald F. Farrell
                                         --------------------------------
                                    Name: Jerald F. Farrell
                                   Title: President

EXHIBIT A
to Stock Contribution and Exchange Agreement


                           COLLATERAL TRUST AGREEMENT

                  This COLLATERAL TRUST AGREEMENT (this "Agreement"), dated as of __________ __ 199_, is entered into by and among MAGELLAN INTERNATIONAL, INC., a Delaware corporation ("Newco"), HUGHES COMMUNICATIONS, INC., a California corporation ("HCI," and together with Newco, the "Newco Group"), SATELLITE COMPANY, LLC, a Nevada limited liability company ("Contributor"), GRUPO TELEVISA, S.A., a corporation (Sociedad Anonima) organized under the laws of Mexico ("Parent"), and [__________], a national banking association with its office at [_______], as Collateral Trustee for Newco Group (the "Trustee").

                                    RECITALS

               A. The Newco Group, Contributor and Parent have entered into a Stock Contribution and Exchange Agreement, dated as of September 20, 1996 (the "Stock Contribution and Exchange Agreement"), which provides, among other things, for the transfer by Contributor of all of the stock of Univisa, Inc. ("Univisa"), a Delaware corporation, to Newco.

               B. The Stock Contribution and Exchange Agreement provides that Contributor and Parent, jointly and severally, shall indemnify, save and hold harmless the Newco Group, its affiliates and Subsidiaries, with respect to certain matters upon the terms and subject to the conditions provided in the Stock Contribution and Exchange Agreement and that as security therefor (and not in lieu thereof) a trust estate shall be established for the protection of the Newco Group, its affiliates and Subsidiaries.

               C. A material condition to the consummation of the transactions contemplated by the Stock Contribution and Exchange Agreement is that the parties hereto enter into this Agreement and that Contributor, Parent and the Trustee enter into a Pledge and Security Agreement of even date (the "Pledge and Security Agreement").

               D. The Trustee has agreed to hold the Trust Estate (as defined herein) in accordance with the terms and provisions contained herein.

                                    AGREEMENT

                  In consideration of the foregoing and the mutual promises contained herein and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

                  1.        Defined Terms.

                           (a)       For purposes of this Agreement:

                  "cash" means United States Dollars in such form as may, at the time, be legal tender for the payment of debts in the United States.

                  "Cash Equivalents" means United States Dollar indebtedness in the form of (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 90 days from the date of acquisition thereof, (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within 90 days from the date of acquisition thereof and, at the time of acquisition, having a rating in one of the two highest rating categories obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc. (or, if at any time, neither of such rating services shall be rating such obligations, then from such other nationally recognized rating services as may be acceptable to Newco), (iii) certificates of deposit maturing within 90 days from the date of acquisition thereof and issued by any commercial bank which accepts deposits insured by the Federal Deposit Insurance Corporation and which has a combined capital and surplus greater than $500 million and a long term certificate of deposit rating in one of the two highest rating categories obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc. (or, if at any time, neither of such rating services shall be rating such obligations, then from such other nationally recognized rating services as may be acceptable to Newco) (any such commercial bank, an "Acceptable Bank"); (iv) repurchase agreements, Eurodollar deposits and bankers acceptances maturing within 90 days from the date of acquisition thereof and issued by an Acceptable Bank, and (v) investments in money market funds that invest solely in Cash Equivalents or repurchase agreements secured by such Cash Equivalents described in clauses (i) and (ii) above.

                  "Event of Default" has the meaning assigned in the Pledge and Security Agreement.

                  "Expiration Date" means the last day in the 91-day period following the expiration of the statutes of limitations applicable to the assessment of any tax against Univisa or USHI (or any affiliate or Subsidiary of either of them) with respect to all Pre-Closing Periods taking into account any waivers, extensions or tollings of any such statutes of limitation; provided, however, that if as of the last day of such 91-day period there are any Tax Claims, then, notwithstanding the foregoing, the Expiration Date shall not occur until the day immediately following the day on which there are no Tax Claims.

                  "Fair Market Value" means, as of any date of determination, the average of the Quoted Prices of Newco Common Stock for the 20 consecutive trading days prior to such date of determination.

                  "Final Tax Amount" means, as of any date of determination, the amount, if any, of a Liability or Damages in respect of taxes of Univisa or USHI (or any affiliate or Subsidiary of either of them) for which Contributor and Parent would be liable under Section 8.2(a)(ii) of the Stock Contribution and Exchange Agreement, which taxes (a) are determined to be due and payable as of such date pursuant to (i) a final determination made by, or settlement concluded with, the applicable taxing authority with respect to such taxes or (ii) a final, binding and nonappealable judgment rendered with respect to such taxes and (b) are unpaid as of such date.

                  "Newco Common Stock" means Common Stock, $ .01 par value, of Newco.

                  "Known Liabilities" means Liabilities or Damages which are Indemnification Obligations that are now or hereafter included as Scheduled Liabilities or are the subject of a Liabilities Claim.

                  "Liabilities Claim" means a claim (other than a Tax Claim) by any party that a Liability or Damages which are Indemnification Obligations exist, but only to the extent that such claimed Liability or Damages are not included as Scheduled Liabilities.

                  "Maintenance Level" means (i) prior to the third anniversary of the date hereof, $5 million, (ii) on and after the third and prior to the tenth anniversary of the date hereof, $2 million, and (iii) -0- thereafter.

                  "Pending Amounts" means, at any time, the aggregate amount of all Liabilities Claims, except Liabilities Claims in respect of a Liability or Damages for which both (i) it has been and remains agreed or determined, in accordance with Section 6 hereof, that a reserve should or should not be maintained as part of the Scheduled Liabilities and (ii) no claim, dispute, arbitration or proceeding is pending as to the amount of any such reserve.

                  "Quoted Price" means the last reported sale price of Newco Common Stock as reported by NASDAQ or, if Newco Common Stock is listed on a national securities exchange, the last reported sale price on such exchange (which shall be for consolidated trading if applicable to such exchange), or if neither so reported or listed, the last reported bid price of Newco Common Stock.

                  "Scheduled Liabilities" means Known Liabilities listed on the Schedule of Liabilities to be maintained pursuant to Section 6.

                  "Tax Claim" means, as of any date of determination, a claim asserted or assessed in any (i) revenue agent's report, (ii) notice of proposed adjustment, (iii) notice of deficiency, (iv) notice of assessment, (v) judicial pleading, (vi) other written document of similar import received from a taxing authority or (vii) potential claim relating to an applicable requirement or obligation to notify a state or local taxing authority with respect to a federal income tax adjustment involving a claim described in clauses (i) - (vi), involving, in any case, a Liability or Damages in respect of taxes of Univisa or USHI (or any affiliate or Subsidiary of either of them) for which Contributor and Parent would be liable under Section 8.2(a)(ii) of the Stock Contribution and Exchange Agreement but only to the extent that such claim has not been resolved pursuant to either (a) a final determination made by, or settlement concluded with, the applicable taxing authority with respect to such claim, or
(b) a final, binding and nonappealable judgment rendered with respect to such claim.

                  "Tax Reserve" means 100% of the amount of any Tax Claim or Final Tax Amount, as applicable.

                  "Unknown Liabilities" means Liabilities or Damages which are Indemnification Obligations but are not Known Liabilities.

                      (b) Capitalized terms used herein without definition shall have the meanings ascribed to them in the Stock Contribution and Exchange Agreement.

                  2. Declaration of Trust. To secure the payment, observance and performance by Contributor and Parent of each and all of their present and future indemnities, liabilities and obligations at any time arising under, pursuant to or in respect of Article VIII of the Stock Contribution and Exchange Agreement (collectively, the "Indemnification Obligations"), and the covenants and conditions of this Agreement and the Pledge and Security Agreement (collectively, including the Indemnification Obligations, the "Secured Obligations"), Newco grants and transfers to the Trustee to hold, and the Trustee is hereby authorized and directed by the Contributor and Parent to accept, and the Trustee hereby accepts, in trust under this Agreement, for the benefit of Newco Group, its affiliates, Subsidiaries and all other present and future holders of any of the Secured Obligations and each and all of their members, successors and assigns, all right, title and interest in the following property:

                           (a) the amount of the Scheduled Liabilities set forth
on the Statement of Liabilities, in cash and/or Cash Equivalents (as such may be increased or decreased hereafter pursuant to the provisions hereof, "Fund A"); and

                           (b) $25 million in cash plus _____/1/ shares of Newco
Common Stock, represented by certificate number [__] issued for such number of shares in the name of Contributor, accompanied by an assignment thereof duly executed in blank by Contributor (as such cash amount or number of shares may be increased or decreased hereafter pursuant to the provisions hereof, "Fund B")

(collectively, the "Initial Trust Estate," and together with (i) all rights and interests of the Trustee under the Pledge and Security Agreement, (ii) any and all other property at any time hereafter transferred to the Trustee in trust under this Agreement, and (iii) any and all present and future income, distributions, substitutions, replacements and proceeds of or from the Initial Trust Estate and any other such property, the "Trust Estate"). The Trustee, its

------------------------
1. The number of shares to be inserted here shall be five million (5,000,000) shares, adjusted to reflect stock splits, stock dividends, reclassifications and similar transactions; cash may be substituted for shares at the rate of $30 per share.

successors in trust under this Agreement and its assigns and the assigns of its successors and assigns in trust shall have and hold the foregoing Trust Estate until released to Newco Group or Contributor in accordance with the terms hereof, in trust nevertheless, under and subject to the terms and conditions set forth herein for the benefit of Newco Group and as security for and for the enforcement of the payment, observance and performance of all Secured Obligations (it being understood that, while all of the Trust Estate secures all Secured Obligations, Fund A shall be allocated for administrative purposes to Scheduled Liabilities and Fund B shall be allocated for administrative purposes to Unknown Liabilities, Liabilities Claims, Final Tax Amounts and Tax Claims). Newco Group, Contributor and Parent hereby consent to the foregoing declaration of trust and agree that the Trust Estate is to be held and applied by the Trustee subject to the further covenants, conditions and trust set forth herein.

                           3. (a) Appointment of Representative. Contributor and
Parent hereby designate , -------, ------- and --------, or any one of them, as their duly appointed agents and attorneys-in-fact, with full power of substitution, in any and all capacities, for all purposes of this Agreement (each, a "Representative"). Actions and inactions by such Representatives under this Agreement shall be binding and conclusive on Contributor and Parent and may be relied upon by the other parties hereto. Contributor and/or Parent, upon 10 days' written notice to the other parties, may remove any Representative or appoint another Representative. No Representative shall be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith, and in the exercise of its own best judgment.

                           (b) Appointment of Indemnitees' Agent. Newco and HCI
hereby appoint , ---------, --------- and ----------, or any one of them, as their duly appointed agents and attorneys-in-fact, with full power of substitution, in any and all capacities, for all purposes of this Agreement (each, an "Indemnitees' Agent"). Actions and inactions by such Indemnitees' Agents under this Agreement shall be binding and conclusive on Newco Group and may be relied upon by the other parties hereto. HCI or Newco, upon 10 days' written notice to the other parties, may remove any Indemnitees' Agent or appoint another Indemnitees' Agent. No Indemnitees' Agent shall be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith, and in the exercise of its own best judgment.

              4.        Investment and Valuation of Trust Estate.

                           (a) The Trustee hereby acknowledges receipt of the
Initial Trust Estate. Until such time as the Trust Estate shall be distributed by the Trustee as provided herein, the portion of the Trust Estate which does not consist of Newco Common Stock shall be invested and reinvested by the Trustee in accordance with the written instructions of the Representative, subject to the following limitations:

                           (i) Such funds shall be invested and reinvested
solely:

                           (1) at the risk of Contributor and Parent;

                           (2) in the name of the Trustee or its nominee and in
such amounts as the Representative shall designate; and

                           (3) in any of the following:

                              A) either (x) Cash Equivalents as the Trustee from
time to time may be directed in writing by the Representative, unless an Event of Default is then continuing, or (y) Cash Equivalents of the type described in clauses (i), (ii) or (iii) in the definition of "Cash Equivalents" as the Trustee from time to time may be directed by the Indemnitees' Agent, whenever an Event of Default is continuing; or

                              B) such other instruments as may be specifically
approved in writing by both the Representative and the Indemnitees' Agent.

                         (ii) If and to the extent the Representative and
Indemnitees' Agent do not provide the Trustee with written instructions directing the investment or reinvestment of any of the Trust Estate, the Trustee shall hold such cash or invest in such Cash Equivalents of the type described in clauses (i), (ii) and (iii) in the definition of "Cash Equivalents," as the Trustee shall, in its discretion, determine.

                           (b) The Trustee shall be entitled to sell or redeem
any such investment as necessary to make any distributions required under this Agreement and shall not be liable or responsible for any loss resulting from any such sale or redemption.

                           (c) Income, if any, resulting from the investment of
the Trust Estate shall be for the account of Contributor, but shall be held as part of the Trust Estate, subject to the provisions of this Agreement.

                           (d) For purposes of this Agreement, as of any date of
valuation, and unless otherwise expressly provided herein, Newco Common Stock shall be valued at Fair Market Value and cash or Cash Equivalents shall be valued at face value unless, in the case of Cash Equivalents, the obligor is (or more probably than not is) unable to pay the Cash Equivalent at maturity or upon demand, in which case the Cash Equivalent shall be valued at such amount, including zero, as the Trustee may in good faith determine.

              5.        Required Trust Estate Values.

                           (a) The Trust Estate shall be valued by the Trustee
at the end of each calendar quarter (a "quarterly valuation").

                           (b) (i) After the date hereof and prior to the date
which is 16 months after the date hereof, at any quarterly valuation the value of Fund B shall be no less than $ 175 million, of which no less than $ 25 million shall be cash or Cash Equivalents.

                              (ii) After the date which is 16 months after the
date hereof and prior to the termination of this Agreement, at any such quarterly valuation, the value of Fund B shall be no less than $ 100 million, of which no less than $ 25 million shall be cash or Cash Equivalents.

                              (iii) After the Expiration Date, the value of Fund
B may be reduced to the Maintenance Level, all of which may be maintained in Newco Common Stock.

Notwithstanding the foregoing, while there is any Tax Claim, Final Tax Amount or pending Liabilities Claim, Fund B shall be maintained in an amount equal to the sum of all Tax Reserves for all Tax Claims, Final Tax Amounts, the Maintenance Level, all Pending Amounts, and all other amounts required to be paid out from or maintained in Fund B.

                           (c) At any quarterly valuation, the value of Fund A
shall be no less than the then amount of Scheduled Liabilities.

                           (d) If the values of Funds A and B as determined by
the Trustee in any quarterly evaluation are less than the values then required to be maintained under Sections 5(b) and 5(c) hereof (a "deficiency"), the Trustee shall notify the parties and, within 15 days, Contributor and Parent shall cause to be deposited with the Trustee, as part of the Trust Estate, cash or Cash Equivalents in the amount of the deficiency in Fund A and cash or Cash Equivalents or Newco Common Stock in the amount of the deficiency in Fund B, provided that no less than $ 25 million of Fund B shall at all times consist of cash or Cash Equivalents (such deposits, a "Make-Whole Payment"). Notwithstanding the foregoing, if the deficiency in Fund B would be eliminated if the value of the Newco Common Stock increased 11.1 % or less, the deficiency in Fund B need not be deposited.

                           (e) If the values of Funds A and B as determined by
the Trustee in any quarterly evaluation are more than the values then required to be maintained under Sections 5(b) and (c) hereof (a "surplus"), the Trustee shall notify the parties and, within 15 days, shall cause the surplus of cash or Cash Equivalents in Fund A to be released to Contributor, and shall cause the surplus of cash or Cash Equivalents or Newco Common Stock in Fund B to be released to Contributor, provided that no less than $ 25 million of Fund B shall at all times consist of cash and Cash Equivalents. Notwithstanding the foregoing, if the surplus in Fund B would be eliminated if the value of the Newco Common Stock decreased by 10% or less, the surplus in Fund B shall not be released. Further, no amount shall be released to Contributor pursuant to this
Section 5(e) while an Event of Default is continuing hereunder.

                           (f) Contributor and Parent may deliver a Make-Whole
Payment consisting of cash, Cash Equivalents or (to the extent permitted under Section 5(d) hereof) Newco Common Stock owned by Contributor or Parent or by any Subsidiary of Parent, if, in the case of Newco Common Stock owned by any such Subsidiary, (i) such Subsidiary executes and delivers to the Trustee an agreement reasonably satisfactory to the Trustee and Newco Group by which such Subsidiary agrees to join in and be bound by this Agreement and the Pledge and Security Agreement on the same terms and conditions as those by which Parent is bound, together with such financing statements, assignments and transfer instruments requested as to such Subsidiary by the Trustee or Newco Group, and
(ii) Parent executes and delivers to the Trustee an instrument warranting the due authorization, execution, delivery, legality and enforceability of such agreement, financing statements, assignments and transfer instruments and guaranteeing due and punctual payment and performance of all liabilities and obligations of such Subsidiary thereunder.

      6.        Trust Estate Scheduled Liabilities - Determination and Payment.

                           (a) The Trustee shall maintain on an ongoing basis a
schedule of Known Liabilities (the "Schedule of Liabilities"). The initial Schedule of Liabilities is the Statement of Liabilities. Each Scheduled Liability shall be stated at an amount equal to its liquidated amount if it is a Known Liability which is liquidated (i.e., in an amount certain) or at its related reasonable reserve if it is a Known Liability which is unliquidated (i.e., in an amount which is uncertain or contingent). The liquidated amount or the reserve, as the case may be, with respect to any Known Liability is its "Scheduled Amount." Amounts claimed under Tax Claims and Final Tax Amounts shall not be Scheduled Liabilities.

                           (b) The Schedule of Liabilities shall also include
for Known Liabilities which are liquidated their respective discrete (one or more) or periodic due dates and the names and addresses of the persons entitled to payment. Unless the Representative or Indemnitees' Agent shall give notice to the Trustee at least 10 days prior to the due date of any Known Liability which is liquidated that payment should not be made on such due date, the Trustee shall pay from Fund A Known Liabilities which are liquidated when due, and the related Known Liability shall be deemed satisfied and removed (to the extent satisfied) from the Schedule of Liabilities.

                           (c) If Known Liabilities which are liquidated arise
after the date hereof, the party who becomes aware of such Known Liabilities shall give notice, and provide relevant documentation, if any, to the other parties. If the Representative did not give such notice and does not object to such notice within 10 days of the notice, the subject Known Liabilities shall be added to the Schedule of Liabilities.

                           (d) If Known Liabilities which are unliquidated arise
after the date hereof, the party who becomes aware of such Known Liabilities shall give notice, and provide relevant documentation, if any, to the other parties and shall propose a reasonable reserve therefor. If no party objects to such notice within 10 days of the notice, the subject Known Liabilities shall be added to the Schedule of Liabilities at the amount of the proposed reserve.

                           (e) If there shall occur any developments or events
which cause any party to reasonably believe that the reserve for a Known Liability which is unliquidated or the scheduled amount of a Known Liability which is liquidated should be adjusted, the party shall give notice to the other parties of the proposed adjustment and the basis therefor. If no party objects to such notice within 10 days of the notice, the reserve or Scheduled Amount for such Known Liability shall be adjusted as proposed.

                           (f) If Known Liabilities which are unliquidated
become liquidated through final resolution or settlement, the party responsible for the resolution shall give notice to the other parties of the nature and amount of the resolution and present evidence thereof in the form of a release, receipt, or otherwise. If no party objects to such notice within 10 days of the notice, the subject Known Liability shall be deemed liquidated at the amount of the resolution and, up to the Scheduled Amount, shall be paid as provided in Subsection (b) above.

                           (g) In addition, if the Representative shall give
notice to the other parties hereto at least 15 days prior to a quarterly valuation that Parent or Contributor has satisfied, or caused to be satisfied, any Known Liability and shall present evidence thereof in the form of a receipt, release or other proof of its claim, then if the Indemnitees' Agent does not give notice of objection within 10 days of the Representative's notice, the Trustee shall reimburse Contributor or Parent (as the case may be) for the amount paid in satisfaction of the Known Liability up to its Scheduled Amount. Such Known Liability shall thereafter be deemed satisfied and removed (to the extent satisfied) from the Schedule of Liabilities.

                           (h) In addition, if the Indemnitees' Agent shall give
notice to the other parties hereto at least 15 days prior to a quarterly valuation that HCI or Newco has incurred or has satisfied, or caused to be satisfied, any Known Liability and shall present evidence thereof in the form of a receipt, release or other proof of its claim, then if the Representative does not give notice of objection within 10 days of the Indemnitees' Agent's notice, the Trustee shall reimburse HCI or Newco (as the case may be) for the amount paid in satisfaction of the Known Liability up to its Scheduled Amount. Such Known Liability shall thereafter be deemed satisfied and removed (to the extent satisfied) from the Schedule of Liabilities.

                           (i) When so directed in writing by a Representative
upon at least 10 days' prior written notice, if (and only if) no Make-Whole Breach is then continuing under Section 8(c) hereof, Indemnitees' Agent shall direct the Trustee (i) to sell or otherwise liquidate (in any commercially reasonable manner set forth in the Representative's notice) Cash Equivalents or Newco Common Stock held by the Trustee in Fund B as necessary to pay and discharge a Tax Claim or Final Tax Amount and (ii) to pay directly to the taxing authority certified in the Representative's notice to be entitled to payment of such Tax Claim or Final Tax Amount, on account and in satisfaction of such Tax Claim or Final Tax Amount, such amount as is set forth in the Representative's notice.

                  7. Certain Disputes. In the event that either a Representative or Indemnitees' Agent shall give notice of objection to any notice given under any of the provisions of Section 6, the parties (other than the Trustee) shall promptly meet and confer and attempt to resolve the objection. If they succeed, they shall promptly and jointly notify the Trustee and the Trustee shall act in accordance with the notice. If they shall not succeed within 15 days of the notice of objection, they shall, within an additional 45 days, commence and complete an arbitration proceeding in accordance with the provisions of Section 24 hereof. Unless the parties shall otherwise jointly instruct the Trustee, the Trustee shall act with respect to the subject Known Liability in accordance with the arbitrator's award when received. A party must have a reasonable basis in giving any such notice of objection and shall set forth the basis of its objection in the notice.

  8.      Certain Releases and Substitutions; Consequences of Make-Whole Breach.

                           (a) When so directed in writing by a Representative
upon at least 10 days' prior written notice, Indemnitees' Agent shall instruct the Trustee to release from Fund B and deliver to Contributor any or all cash, Cash Equivalents and Newco Common Stock then held by the Trustee in Fund B, but only if prior to any such release and delivery there is deposited with the Trustee, to be held as part of the Trust Estate and as part of Fund B, an irrevocable standby letter of credit which shall be issued in favor of the Trustee in an amount at least equal to the value of the cash, Cash Equivalents and Newco Common Stock so to be released and which shall be in form and substance and issued by a bank satisfactory to Newco in its reasonable discretion (a "Letter of Credit"). Each Letter of Credit in any event (i) must be available for payment to the Trustee under each, any and all of the circumstances under which any payment by the Trustee is or becomes due from the Trust Estate pursuant to the provisions of this Agreement and, in addition, (ii) must be freely available for payment to the Trustee in the full amount of such Letter of Credit at all times during the period that commences on the 30th day prior to the date on which such Letter of Credit, by its terms, expires, unless a substitute Letter of Credit has been delivered to and approved and accepted by the Trustee. Unless otherwise instructed by Indemnitees' Agent, the Trustee shall draw or demand payment under each Letter of Credit, for the full amount of such Letter of Credit, at least 20 days prior to its expiration. The Trustee shall also draw or demand payment under Letters of Credit at any time when the assets in Fund B may be applied to fund payment of a Known Liability or a Tax Claim or Final Tax Amount or any other amount payable from Fund B. For purposes of valuation of Fund B, the amount that is available to be drawn, but has not been drawn, under any Letter of Credit held in Fund B shall be counted as Cash Equivalents.

                           (b) When so directed in writing by a Representative
upon at least five days prior written notice, Indemnitees' Agent shall instruct the Trustee to release from Fund B and deliver to Contributor the number of shares of Newco Common Stock specified in such notice, but only if Contributor transfers to the Trustee, to be held as part of the Trust Estate, cash in an amount equal to the Fair Market Value of such shares of Newco Common Stock, concurrently with and in exchange for delivery of such shares of Newco Common Stock.

                           (c) If Contributor and Parent at any time fail to
deposit any Make-Whole Payment required to be deposited by them pursuant to
Section 5(d) hereof (a "Make-Whole Breach"), then at all times thereafter until the full amount of such Make-Whole Payment is received by the Trustee, in cash and as part of the Trust Estate, (i) Indemnitees' Agent shall have the sole power to direct and control the application of the Trust Estate to the settlement, payment and satisfaction of any and all Scheduled Liabilities, Liabilities Claims, Final Tax Amounts and Tax Claims (whether or not disputed or liquidated), at such times and in such amounts, manner and order and on such conditions as Indemnitees' Agent from time to time, in its sole discretion, may determine and (ii) the Trustee shall honor all instructions received by it in writing from Indemnitees' Agent to collect any or all Cash Equivalents, sell any or all Newco Common Stock and otherwise liquidate any and all property of the Trust Estate and pay, from cash in the Trust Estate, any or all such Scheduled Liabilities, Liabilities Claims, Final Tax Amounts and Tax Claims, in such amount, manner and order as Indemnitees' Agent in its sole discretion may elect and direct, in each case (x) whether or not any claim so paid has then been settled or liquidated or is then binding upon Contributor or Parent under any judgment or award, (y) whether or not Contributor or Parent has participated in or approved any settlement or payment of any claim, and (z) whether or not Parent or Contributor has given the Trustee notice of objection to any such instructions or notice of any demand for arbitration or judicial relief in respect thereof. No such action by Indemnitees' Agent shall be determinative of any liability of Parent or Contributor for or as to any Liability or Damages pursuant to the provisions of the Stock Contribution and Exchange Agreement.

             9.        Termination of Agreement.

                           (a) Ninety (90) days after the 10th anniversary of
the date hereof (the "Cut-off Date"), any property in the Trust Estate in excess of the amount required to pay the sum of all Scheduled Liabilities, all Tax Reserves for all Tax Claims and Final Tax Amounts, all Pending Amounts, and all other amounts required to be paid from Fund B (the "Excess Amount") shall be released to Contributor, unless at such time the statute of limitations applicable to the assessment of United States federal income tax against Univisa or USHI (or any affiliate or Subsidiary of either of them) with respect to any Pre-Closing Period shall not have expired, in which event any Excess Amount shall be determined and released to Contributor upon the day following the earliest to occur of (i) the expiration of such statute of limitations, (ii) a final determination by the Internal Revenue Service to the effect that neither Univisa nor USHI (nor any affiliate or Subsidiary of either of them) has any unsatisfied liability for taxes for which Parent and Contributor would be liable pursuant to Section 8.2(a)(ii) of the Stock Contribution and Exchange Agreement, and (iii) the assertion of a Tax Claim by the Internal Revenue Service.

                           (b) After the Cut-off Date, no Known Liabilities
shall be added to the Schedule of Liabilities other than as a result of the determination of Pending Amounts.

                           (c) After satisfaction and discharge of all remaining
Scheduled Liabilities and Final Tax Amounts, determination of all Pending Amounts and final, indefeasible and nonappealable satisfaction and discharge of all Tax Claims and Liabilities Claims, all amounts remaining in the Trust Estate shall be delivered to Contributor.

                           (d) Upon the final distribution of all of the Trust
Estate in accordance with the terms of this Agreement, this Agreement shall terminate.

                  10. Directions to Trustee. Both prior to and after the occurrence of any Event of Default, the Trustee shall exercise and enforce its rights and remedies under the Pledge and Security Agreement in accordance with such instructions as the Trustee from time to time may receive from Newco Group, so long as such instructions do not, in the good faith opinion of the Trustee, require it to engage in any action which would violate any law or expose it to liability for which it has not received indemnification from Newco Group on terms reasonably satisfactory to it.

                  11. Tax Matters. Each party to this Agreement shall provide a completed IRS Form W-8 or Form W-9 to the Trustee at the signing of this Agreement. The Trustee may delay accepting Trust Estate until the IRS forms have been provided. Subject to Section 14, Newco Group, Contributor and Parent, jointly and severally, covenant and agree to indemnify and hold the Trustee harmless against all liability for tax withholding and/or reporting for any payments made by the Trustee pursuant to this Agreement.

                  12. Duties of the Trustee. The Trustee shall have no duties or responsibilities other than those expressly set forth in this Agreement, and no implied duties or obligations shall be read into this Agreement against the Trustee. The Trustee shall have no duty to enforce any obligation of any person, other than as provided herein. The Trustee shall be under no liability to anyone by reason of any failure on the part of any party hereto or any maker, endorser or other signatory of any document or any other person to perform such person's obligations under any such document.

                  13. Liability of the Trustee; Withdrawal. The Trustee shall not be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith, and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Trustee to be genuine and to be signed or presented by the proper person(s). The Trustee shall not be held liable for any error in judgment made in good faith by an officer of the Trustee unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts or acted intentionally in bad faith. The Trustee shall not be bound by any notice of demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a writing delivered to the Trustee signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto.

                  Without limitation, the Trustee shall not be responsible for and may conclusively rely upon and shall be protected, indemnified and held harmless by Contributor and Parent, acting jointly and severally, for the sufficiency or accuracy of the form of, or the execution, validity, value or genuineness of any document or property received, held or delivered by it hereunder, or of the signature or endorsement thereon, or for any description therein; nor shall the Trustee be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver an document, property or this Agreement.

                  In the event that the Trustee shall become involved in any arbitration or litigation relating to the Trust Estate, the Trustee is authorized to comply with any final, binding and nonappealable decision reached through such arbitration or litigation.

                  The Trustee may resign at any time and be discharged from its duties or obligations hereunder by giving notice to the other parties. Such resignation shall take effect when a successor Trustee has been appointed by

Newco and has accepted the trusts herein provided. If a successor Trustee does not take office within 60 days after the retiring Trustee resigns, the retiring Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to Newco Group. Thereupon, the resignation of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Agreement. The successor Trustee shall mail a notice of its succession to Contributor and Parent. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee provided all sums owing to the retiring Trustee have been paid.

                  14. The Trustee's Fee. All fees and reasonable expenses of the Trustee for its services hereunder, shall be paid by Contributor and Parent. Newco Group, Contributor and Parent, jointly and severally, hereby agree to indemnify the Trustee for, and to hold it harmless against any loss, liability or expense incurred without negligence or wilful misconduct on the part of the Trustee, including without limitation legal or other fees arising out of or in connection with its entering into this Agreement and carrying out its duties hereunder, including without limitation the costs and expenses of defending itself against any claim of liability in the premises or any action for interpleader. The Trustee shall be under no obligation to institute or defend any action, suit, or legal proceeding in connection herewith, unless first indemnified and held harmless to its satisfaction in accordance with the foregoing, except that the Trustee shall not be indemnified against any loss, liability or expense arising out of its bad faith, gross negligence or willful misconduct. Such indemnity shall survive the termination or discharge of this Agreement or resignation of the Trustee. The Trustee shall be reimbursed by Contributor and Parent for any reasonable expenses or disbursements incurred in connection with the performance of the Trustee's obligations hereunder including without limitation the actual cost of legal services should the Trustee deem it necessary to retain an attorney.

                  15. Inspection. All funds or other property held as part of the Trust Estate shall at all times be clearly identified as being held by the Trustee hereunder. Any party hereto may at any time during the Trustee's business hours (with reasonable notice) inspect any records or reports relating to the Trust Estate.

                  16. Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g. Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

                           (a)       If to Contributor or the Representative:

                                     SATELLITE COMPANY, LLC

                                     ----------------------------------
                                     ----------------------------------


       with a copy to:
                                     Fried, Frank, Harris, Shriver & Jacobson
                                     One New York Plaza
                                     New York, New York  10004
                                     Attention:  Joseph A. Stern, Esq.
                                     Telephone:  (212) 859-8000
                                     Telecopy:  (212) 859-4000


                           (b)       If to Parent:

                                     GRUPO TELEVISA, S.A.

                                     ----------------------------------
                                     ----------------------------------


                           (c)       If to Newco, HCI or Indemnitees' Agent:

                                     MAGELLAN INTERNATIONAL, INC.
                                     c/o Hughes Communications, Inc.
                                     ----------------------------------

        with a copy to:
                                     Latham & Watkins
                                     633 West Fifth Street, Suite 4000
                                     Los Angeles, California  90071
                                     Attention:  Bruce R. Lederman, Esq.
                                     Telephone:        (213) 485-1234
                                     Telecopy No.:  (213) 891-8763


                           (d)       If to the Trustee:

                                     ---------------------------------
                                     ---------------------------------

                  17. Non-Exclusive Remedy. Newco Group, Contributor and Parent agree and acknowledge that the Trust Estate shall not be Newco Group's exclusive method of receiving indemnification from Contributor and Parent pursuant to
Section 8.2 of the Stock Contribution and Exchange Agreement and Contributor and Parent shall be and remain in all respects personally liable for all Indemnification Obligations and each liability may be enforced by any lawful means.

                  18. Modification. Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement of the parties at any time prior to the Closing Date with respect to any of the terms contained herein.

                  19. Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the word "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". This Agreement shall not be construed for or against either party by reason of the authorship or alleged authorship of any provision hereof or by reason of the status of the respective parties.

                  20. Assignment. Except for assignments by a member of the Newco Group to any affiliate or Subsidiary of such member with respect of some or all of its rights under this Agreement (which assignment can be made without the written consent of Contributor or Parent), neither this Agreement, nor any of the rights, interests or obligations hereunder, shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                  21. Governing Law. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of New York (without reference to the choice of law provisions).

                  22. Interest in Trust Estate. Neither Contributor nor Parent has any interest in the Trust Estate except only as to any property which has been released from the Trust Estate and delivered to Contributor or Parent as herein provided, effective upon such release and delivery.

         Severability. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, the validity, legality and enforceability of the remaining provisions and obligations contained or set forth herein shall not in any way be affected or impaired thereby,

Upon any such holding that any provision of this Agreement is null, void or unenforceable, the parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are consummated to the extent possible. Except as otherwise contemplated by this Agreement, to the extent that a party hereto took an action inconsistent herewith or failed to take action consistent herewith or required hereby pursuant to an order or judgment of a court or other competent authority, such party shall incur no Liability unless such party did not in good faith seek to resist or object to the imposition or entering of such order or judgment.

                  24. Arbitration. Notwithstanding anything herein to the contrary, in the event that there shall be a dispute among the parties arising out of or relating to this Agreement, the parties agree that such dispute shall be resolved by final and binding arbitration in Los Angeles, California, administered by Judicial Arbitration & Mediation Services, Inc. ("JAMS"), in accordance with JAMS' rules of practice then in effect or such other procedures as the parties may agree to prior to the Closing. Depositions may be taken and other discovery may be obtained during such arbitration proceedings to the same extent as authorized in civil judicial proceedings. Any award issued as a result of such arbitration shall be final and binding between the parties thereto, and shall be enforceable by any court having jurisdiction over the party against whom enforcement is sought. The fees and expenses of such arbitration (including reasonable attorneys' fees) or any action to enforce an arbitration award shall be paid by the party that does not prevail in such arbitration.

                  25. Cumulative Remedies. All rights and remedies of each party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

                  26. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be considered one and the same instrument and shall become effective when executed and delivered by each of the parties.

                  27. Specimen Signature. The Representative and Indemnitees' Agent shall each present a specimen signature to the Trustee upon the execution hereof.

                  IN WITNESS WHEREOF, the parties hereto have executed this Collateral Trust Agreement as of the date first written above.

[SIGNATURES FOLLOW]

"Newco"

MAGELLAN INTERNATIONAL, INC.,
a Delaware corporation

By:
   ------------------------------------
     Name:
     Title:



"HCI"

HUGHES COMMUNICATIONS, INC.,
a California corporation

By:
   ------------------------------------
     Name:
     Title:


"Contributor"

SATELLITE COMPANY, LLC,
a Nevada limited liability corporation

By:
   ------------------------------------
     Name:
     Title:


"Parent"

GRUPO TELEVISA, S.A.,
a corporation (Sociedad Anonima) organized under the laws of Mexico

By:
   ------------------------------------
     Name:
     Title:


"Collateral Trustee"

a national banking association

By:
   ------------------------------------
     Name:
     Title:

EXHIBIT B
to Stock Contribution and Exchange Agreement



                          PLEDGE AND SECURITY AGREEMENT


                  This PLEDGE AND SECURITY AGREEMENT (this "Agreement"), dated as of ___________ __, 199_, is entered into by SATELLITE COMPANY, LLC, a Nevada limited liability company, and GRUPO TELEVISA, S.A., a corporation (Sociedad Anonima) organized under the laws of Mexico (together, the "Debtors"), in favor of ________________, as Trustee under the Collateral Trust Agreement described below ("Secured Party").

                                    RECITALS

                  A. The Debtors and Magellan International, Inc., a Delaware corporation ("Newco"), and Hughes Communications, Inc., a California corporation ("HCI" and, together with Newco, the "Newco Group") are parties to a Stock Contribution and Exchange Agreement, dated as of September 20, 1996.

                  B. Pursuant to the Stock Contribution and Exchange Agreement,
(i) the Debtors and Newco Group have entered into a Collateral Trust Agreement with Secured Party, as Trustee, dated as of __________ __, 199_, under which Secured Party holds the Trust Estate therein described in trust as set forth therein (the "Collateral Trust Agreement"), and (ii) the Debtors are executing and delivering this Pledge and Security Agreement to Secured Party to hold as part of such Trust Estate.

                                    AGREEMENT

                  In consideration of the foregoing and the mutual promises contained herein and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Debtors, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS


                  SECTION 1.1 Collateral Trust Agreement Definitions. The following terms shall have the meanings assigned to them in the Collateral Trust
Agreement:

                                    Cash Equivalents
                                    Newco Common Stock
                                    Initial Trust Estate
                                    Stock Contribution and Exchange Agreement
                                    Trust Estate

                  SECTION 1.2 U.C.C. Definitions. Where applicable and except as otherwise expressly provided herein, terms used herein (whether or not capitalized) shall have the respective meanings assigned to them in the Uniform Commercial Code as in effect in the State of New York on the date of the Stock Contribution and Exchange Agreement (the "Code").

                  SECTION 1.3 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                  "Agreement" means this Pledge and Security Agreement.

                  "Collateral" is defined in Section 2.1.

                  "Event of Default" means any of the following events: (i) a Debtor fails to pay any Secured Obligation when due, and such failure continues for 10 calendar days after either (A) it is acknowledged in writing by any Debtor or (B) such Secured Obligation is determined to be due and payable in arbitration proceedings conducted in accordance with Section 24 of the Collateral Trust Agreement or by order of a court of competent jurisdiction;
(ii) any representation or warranty made by any Debtor in the Collateral Trust Agreement or this Agreement proves to have been inaccurate in any material respect when made, and such inaccuracy continues for 30 calendar days after written notice thereof is given to the Debtors by Secured Party or by Newco Group; (iii) any Debtor fails to perform or observe any term, covenant or agreement contained in the Collateral Trust Agreement or this Agreement, and such failure continues for 30 calendar days after either (A) it is acknowledged in writing by any Debtor or (B) such failure is determined to have occurred and such term, covenant or agreement is determined to be enforceable in arbitration proceedings conducted in accordance with Section 24 of the Collateral Trust Agreement or by order of a court of competent jurisdiction; (iv) any Debtor admits in writing its inability to pay its debts generally or makes a general assignment for the benefit of creditors; (v) any proceeding is instituted by or against any Debtor seeking an order for relief under the United States Bankruptcy Code or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property under any law relating to bankruptcy, insolvency, liquidation or reorganization or relief of debtors and either (A) any such relief in any such proceeding is sought or consented to by it or an order for any such relief is entered against it, or (B) any such proceeding instituted against it remains undismissed and unstayed for a period of 60 calendar days; (vi) any Debtor takes any corporate action to authorize any of the actions described in clause v above; (vii) any provision of the Collateral Trust Agreement or this Agreement for any reason ceases to be valid and binding on any Debtor in any respect materially adverse to Secured Party or the holders of Secured Obligations, and a valid and binding reasonably equivalent substitute is not offered to Secured Party, to be held in trust as part of the Trust Estate, within 30 calendar days after written notice thereof is given to the Debtors by Secured Party or by Newco Group; (viii) any Debtor repudiates or purports to revoke or terminate, in any material respect, any of its obligations under the Collateral Trust Agreement or this Agreement, and such event continues for 10 calendar days after written notice thereof is given to the Debtors by Secured Party or by Newco Group; or (ix) the Collateral Trust Agreement and this Agreement for any reason do not create or cease to create a valid and perfected first priority security interest in any property described herein as part of the Collateral, and such event continues for 10 calendar days after written notice thereof is given to the Debtors by Secured Party or by Newco Group.

                  "Lien" means any mortgage, deed of trust, lien, pledge, charge, security interest, hypothecation, assignment, deposit arrangement or encumbrance of any kind in respect of any asset, whether or not filed, recorded or otherwise perfected or effective under applicable law, as well as the interest of a vendor or lessor under any conditional sale agreement, capital or finance lease or other title retention agreement relating to such asset.

                  "Proceeds" includes (i) any and all payments, dividends, cash, options, warrants, rights, instruments and other property of any type or nature at any time received, receivable or otherwise distributed, voluntarily or involuntarily, on account of, in respect of or in replacement, substitution or exchange for any item of Collateral or upon the collection, sale, or other disposition of any item of Collateral; (ii) any and all insurance or payments under any indemnity, warranty or guaranty now or hereafter payable in respect of any item of Collateral or any proceeds thereof or any loss relating thereto;
(iii) any and all claims against any person or entity based on or in any respect relating to or arising from any item of Collateral; (iv) any and all "proceeds" of any Collateral, as the term "proceeds" is used in the Code; and (v) any and all property and interests in property acquired with or in exchange for any of the foregoing.

                  "Secured Obligations" means each and all present and future indemnities, liabilities and obligations of every type and description of any or all of the Debtors at any time arising under, pursuant to or in respect of (i)
Article VIII of the Stock Contribution and Exchange Agreement, (ii) this Agreement, or (iii) the Collateral Trust Agreement (in each case whether now outstanding or hereafter arising or incurred, whether sole, joint, several, or joint and several and, in the case of each Debtor, whether owed by it or by any other Debtor) and all costs and expenses incurred by Secured Party in asserting, collecting, enforcing or protecting its security interest in any Collateral in any bankruptcy case or insolvency proceeding to which any Debtor may be party and all collection costs and enforcement expenses incurred by Secured Party in retaking, holding, preparing for sale, selling or otherwise disposing of or realizing on any Collateral or otherwise exercising or enforcing any of its rights or remedies hereunder, together with Secured Party's reasonable attorneys' fees and disbursements and court costs related thereto.

                  "Secured Party" means ____________, as Trustee under the Collateral Trust Agreement and any successor Trustee thereunder.

                                   ARTICLE II
                        SECURITY INTEREST AND COLLATERAL

                  SECTION 2.1 Creation of Security Interest. As security for the due and punctual payment and performance of each and all of the Secured Obligations, each Debtor hereby grants Secured Party a security interest in all right, title and interest of such Debtor in, to, under or derived from the following property (collectively, the "Collateral"), in each case whether now owned or hereafter acquired by such Debtor and wherever located:

                         (a) NEWCO COMMON STOCK: The shares of stock described in Schedule A hereto and all other stock of Newco at any time transferred to or held by Secured Party as part of the Trust Estate;

                         (b) CASH, CASH EQUIVALENTS AND OTHER ASSETS OF THE TRUST ESTATE: All cash, Cash Equivalents and other property of every type and description now or at any time hereafter constituting part of the Trust Estate;

                         (c) INTEREST IN THE TRUST ESTATE OR UNDER THE TRUST
       AGREEMENT: All rights and interests of every type and description, whenever and however arising, in or to the Trust Estate or in, to or under the Collateral Trust Agreement; and

                         (d) PROCEEDS: All Proceeds, except Proceeds that have been released from the Trust Estate and delivered to Contributor pursuant to the Collateral Trust Agreement.

                  SECTION 2.2 Delivery of Instruments. All stock certificates, notes, bonds, debentures and other instruments constituting Collateral shall be delivered to and held by Secured Party, without any notice from or demand by Secured Party, in each case in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignments in blank or with appropriate endorsements, in form and substance satisfactory to Secured Party.

                  SECTION 2.3 Further Assurances. Each Debtor will promptly (and in no event later than five days after request by Secured Party) execute and deliver, and use its reasonable and diligent best efforts to obtain from others, any and all instruments and documents (including, without limitation, assignments, transfer documents and transfer notices, financing statements and other lien notices), in form and substance satisfactory to Secured Party, and take all other actions which are necessary or, in the good faith judgment of Secured Party, desirable or appropriate to create, perfect, protect, or enforce Secured Party's security interests in the Collateral, to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral, to protect the Collateral against the rights, claims or interests of third persons, or to effect or to assure further the purposes and provisions of this Agreement, and the Debtors will pay all costs related thereto and all reasonable expenses incurred by Secured Party in connection therewith.

                  SECTION 2.4 Survival of Security Interest. Except as otherwise required by law, the security interest granted hereby shall, except as to property released from the Trust Estate and delivered to or for account of the Debtors by Secured Party pursuant to the Collateral Trust Agreement, (i) remain enforceable as security for any and all Secured Obligations, whether now outstanding or created or incurred at any future time, until all of the Secured Obligations have been indefeasibly paid, retired and discharged, and (ii) survive any sale, exchange or other disposition by a Debtor of its interest in any Collateral and remain enforceable against each transferee and subsequent owner of such interest, even if such sale, exchange or other disposition is permitted at the time under the Collateral Trust Agreement.

                  SECTION 2.5 Reinstatement. If at any time any payment on any Secured Obligation is set aside, avoided, or rescinded or must otherwise be restored or returned, this Agreement and the security interest created hereby shall remain in full force and effect and, if previously released or terminated, shall be automatically and fully reinstated, without any necessity for any act, consent or agreement of any Debtor, as fully as if such payment had never been made and as fully as if any such release or termination had never become effective.

                                   ARTICLE III
                     DEBTORS' REPRESENTATIONS AND WARRANTIES

                  SECTION 3.1 Representations and Warranties. The Debtors represent and warrant that:

                           (a) Schedule A completely and accurately describes the cash and Newco Common Stock delivered to Secured Party as part of the Initial Trust Estate pursuant to the Collateral Trust Agreement.

                           (b) Each Debtor's chief executive office is located at the address shown as the chief executive office on Schedule B hereto. No Debtor has any place of business within the United States. All tangible Collateral and all of each Debtor's records relating to any intangible Collateral owned by it are kept solely at such chief executive office.

                           (c) No Debtor does business, or at any time during the five years preceding the date of this Agreement has done business, within the United States.

                           (d) Each Debtor at all times is (or, as to any item of Collateral acquired after the date hereof, will be) the sole legal and beneficial owner of all Collateral reflected on its books and records as belonging to it and has exclusive possession and control thereof free and clear of any and all Liens, subject to the Collateral Trust Agreement and this Agreement and the interests, possession and control granted to Secured Party thereunder. No financing statement, notice of lien, mortgage, deed of trust or instrument similar in effect covering the Collateral, any portion thereof, or any proceeds thereof, exists or is on file in any public office, except as may have been filed in favor of Secured Party.

                           (e) All originals of all stock certificates, notes, bonds, debentures and other instruments constituting Collateral have been delivered to Secured Party with all necessary or appropriate endorsements.

                           (f) Except as set forth in Schedule D and except for the Code, no Debtor and no Collateral purported to be granted by it is subject to any requirement of law or contractual obligation which prohibits, restricts, or limits the execution, delivery or performance of this Agreement or the creation, perfection or enforcement of the security interest purported to be created hereby.

                           (g) Neither Debtor has a United States federal taxpayer identification number.

                           (h) Each Debtor is a corporation or limited liability company organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and is duly qualified to do business and in good standing in each jurisdiction where its material assets are located or its material operations are conducted, except where the failure to be so qualified could not reasonably be expected to cause a change that would be material and adverse to such Debtor.

                           (i) Each Debtor has the corporate or partnership power to execute, deliver and perform its obligations under the Collateral Trust Agreement and this Agreement.

                           (j) The execution, delivery and performance by each Debtor of the Collateral Trust Agreement and this Agreement (i) have been duly authorized by all necessary action of its board of directors or governing authority, (ii) do not contravene its certificate or articles of incorporation or by-laws or its members agreement or other governing document, and (iii) do not and will not result in or require the creation of any Lien (other than pursuant to the Collateral Trust Agreement and this Agreement) upon any of its property or assets.

                           (k) No authorization or approval or other action by, and no notice to or filing with, any governmental officer, department, agency or authority is required for the due execution, delivery and performance by each Debtor of the Collateral Trust Agreement, except the filing of financing statements to perfect Secured Party's security interest which have been duly filed.

                           (l) The Collateral Trust Agreement and this Agreement are legal, valid and binding obligations of each Debtor, enforceable against each Debtor in accordance with their respective terms, subject to laws generally affecting the enforcement of creditors' rights.

                           (m) The execution, delivery and performance by each Debtor of the Collateral Trust Agreement and this Agreement (i) do and will comply with all applicable laws, (ii) do and will comply with, and do not and will not conflict with, constitute a breach of or give rise to any Lien, default, event of default or other adverse consequence under, any note, indenture, undertaking, agreement or other contractual obligation that is binding upon any Debtor or secured by or enforceable against any property of any Debtor.

                           (n) Secured Party holds an enforceable and perfected first Lien in the Collateral. No other Liens are outstanding against the Collateral.


                                   ARTICLE IV
                            COVENANTS OF THE DEBTORS

                 SECTION 4.1 Covenants. Each Debtor covenants and agrees that so long as the security interest created hereby remains outstanding:

                           (a) Each Debtor will deliver to Secured Party each instrument included in the Collateral as set forth in Section 2.3.

                           (b) No Debtor will (i) cause, permit or suffer any voluntary or involuntary change in its name, identity or corporate structure, or in the location of its chief executive office, or (ii) keep any tangible Collateral or any records relating to any Claim owned by it, or permit or suffer any such Collateral or records to be moved, to any other location unless (in each case) (x) Schedule B has first been appropriately supplemented with respect thereto, and (y) an appropriate financing statement has been filed in the proper office and in the proper form, and all other requisite actions have been taken, to perfect or continue the perfection (without loss of priority) of Secured Party's security interest in the Collateral.

                           (c) Each Debtor will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein.

                           (d) No Debtor will encumber, sell, exchange or otherwise dispose of any item of Collateral or any interest therein, or permit or suffer any such item to be encumbered, sold, exchanged or otherwise disposed of, unless (i) such action is permitted at the time under the Collateral Trust Agreement and (ii) the Debtors make all payments on account of the Secured Obligations required to be made therefrom, or in exchange or substitution therefor, and each Debtor takes all other actions required to be taken in connection therewith, under the Collateral Trust Agreement.

                           (e) Secured Party is hereby authorized to file one or more financing statements or fixture filings, and continuations thereof and amendments thereto, relative to all or any part of the Collateral, without the signature of any Debtor where permitted by law. A copy of this Agreement may be filed as a financing statement wherever permitted by law.

                           (f) Secured Party may at any time (but shall not be obligated to) (i) perform any of the obligations of any Debtor under this Agreement if such Debtor fails to perform such obligation within 30 calendar days after written demand by Secured Party and (ii) make any payments and do any other acts Secured Party may deem necessary or desirable to protect its security interest in the Collateral, including, without limitation, the right to pay, purchase, contest or compromise any Lien that attaches or is asserted against any Collateral and to appear in and defend any action or proceeding relating to the Collateral, and the Debtors will promptly reimburse Secured Party for all payments made by Secured Party in doing so, together with interest thereon at the judgment rate and all costs and expenses related thereto as set forth in Section 9.10.

                                   ARTICLE V
                   VOTING RIGHTS, DIVIDENDS AND DISTRIBUTIONS

                  SECTION 5.1 Voting Rights. So long as no Event of Default has occurred and is continuing or would result from any exercise thereof, the Debtors shall have and may exercise all voting rights with respect to any and all Newco Common Stock held in the Trust Estate, except that the Debtors may not and will not act or vote in favor of any action that would be or cause an Event of Default or any event which, with the giving of notice or lapse of time (or both), would constitute an Event of Default. Upon the occurrence of an Event of Default, Secured Party may (but shall not be obligated to) suspend or terminate the Debtors' right to exercise voting rights with respect to any or all such Newco Common Stock, by giving written notice of such suspension or termination to the Debtors, and Secured Party shall thereupon have the sole right and power to exercise such voting rights.

                  SECTION 5.2 Dividends, Distributions and Payments. Secured Party shall be entitled to receive and hold as part of the Trust Estate, subject to the Collateral Trust Agreement, all dividends and distributions on the Newco Common Stock, all income from Cash Equivalents and all Proceeds.


                                   ARTICLE VI
                              DEFAULTS AND REMEDIES

                  SECTION 6.1 Remedies. Upon and at any time after the occurrence of any Event of Default, and from time to time on each occasion when an Event of Default has occurred and is continuing, Secured Party may exercise and enforce each and all of the rights and remedies available to a secured party upon default under the Code or other applicable law and each and all of the following rights and remedies:

                           (a) Secured Party may notify any or all account debtors and obligors on any Collateral to make payment directly to Secured Party.

                           (b) Secured Party may take possession of all items of Collateral that are not then in its possession and require the person or entity in possession thereof to deliver such Collateral to Secured Party at one or more locations designated by Secured Party and reasonably convenient to it and the Debtors.

                           (c) Secured Party may cause any or all Newco Common Stock and other instruments or investment securities constituting part of the Trust Estate to be transferred into Secured Party's name and exercise and enforce any or all of the rights, interests, privileges and remedies of a holder against the issuer thereof, as freely and fully as if Secured Party were the absolute owner but as a secured party and as part of the Trust Estate.

                           (d) Secured Party may sell or otherwise dispose of any or all of the Collateral or any part thereof in one or more parcels and from time to time in any quantity or portion and on any number of occasions, at a public sale or in a private sale or transaction, on any exchange or market or at Secured Party's offices or at any other location, for cash, on credit or for future delivery, and may enter into all contracts necessary or appropriate in connection therewith, without any notice whatsoever unless required by law, subject to the following limitations:

                           (1) Secured Party may sell or otherwise dispose of
                  Newco Common Stock held in the Trust Estate at any particular time only if the cash and the immediately realizable net liquidation value of Cash Equivalents and Letters of Credit then held in the Trust Estate are not sufficient to pay in full (i) all amounts which Secured Party is then required or has then been instructed to pay out from the Trust Estate pursuant to the Collateral Trust Agreement and (ii) all Secured Obligations which are then payable; and

                           (2) Secured Party shall not sell or otherwise dispose
                  of shares of Newco Common Stock at any particular time in excess of a number of shares (determined on a rounded-up commercially reasonable regular lot basis) the proceeds of which would be sufficient, when added to the cash and the immediately realizable net liquidation value of Cash Equivalents and Letters of Credit then held in the Trust Estate, to pay in full (i) all amounts which Secured Party is then required or has then been instructed to pay out from the

                  Trust Estate pursuant to the Collateral Trust Agreement , (ii) all amounts which Secured Party in good faith anticipates it will be required or instructed to pay out from the Trust Estate on account of Known Liabilities and pending Tax Claims pursuant to the Collateral Trust Agreement within the next 90 calendar days (and for such purpose Secured Party may rely conclusively on a certificate as to such amounts given to Secured Party by Newco Group), and (iii) all Secured Obligations which are then payable.

         The Debtors agree that at least 10 calendar days' written notice to the Debtors of the time and place of any public sale or the time after which any private sale is to be made shall be commercially reasonable. The giving of notice of any such sale or other disposition shall not obligate Secured Party to proceed with the sale or disposition, and any such sale or disposition may be postponed or adjourned from time to time, without further notice.

                  (e) Secured Party may, on a royalty-free basis, use and license use of any trademark, trade name, trade style, copyright, patent or technical knowledge or process owned, held or used by any Debtor in respect of any Collateral as to which any right or remedy of Secured Party is exercised or enforced.

In addition, each holder of any Secured Obligation may exercise and enforce such rights and remedies for the collection of such Secured Obligation as may be available to it by law or agreement.

                  SECTION 6.2 Remedies Cumulative. Secured Party may exercise and enforce each right and remedy available to it upon the occurrence of an Event of Default either before or concurrently with or after, and independently of, any exercise or enforcement of any other right or remedy of Secured Party or any holder of any Secured Obligation against any person, entity or property. All such rights and remedies shall be cumulative, and no one of them shall exclude or preclude any other.

                  SECTION 6.3 Surplus; Deficiency. Any surplus proceeds of any sale or other disposition of Collateral by Secured Party remaining after all the Secured Obligations are indefeasibly paid in full and discharged shall be paid over to the Debtors or to whomever may be lawfully entitled to receive such surplus or as a court of competent jurisdiction may direct, except that if any contingent, unliquidated or unmatured Secured Obligation then remains outstanding, such surplus proceeds may be retained by Secured Party and held as Collateral until such time as all outstanding Secured Obligations have been determined, liquidated and indefeasibly paid in full and discharged. The Debtors shall be and remain liable for any deficiency.

                  SECTION 6.4 Information Related to Collateral. If Secured Party determines to sell or otherwise dispose of any Collateral, the Debtors shall, and shall cause any person controlled by any Debtor to, furnish to Secured Party all information Secured Party may request that pertains or could pertain to the value or condition of such Collateral or would or might facilitate its sale.

                  SECTION 6.5 Sale Exempt from Registration. Secured Party shall be entitled at any such sale, if it deems it advisable to do so, to restrict the prospective bidders or purchasers to persons who will provide assurances satisfactory to Secured Party that they may be offered and sold the Collateral to be sold without registration under the Securities Act of 1933, as amended (the "Securities Act"), or any other applicable state or federal statute, and upon the consummation of any such sale, Secured Party shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Secured Party may solicit offers to buy the Collateral, or any part of it, from a limited number of investors deemed by Secured Party, in its commercially reasonable judgment, to meet the requirements to purchase securities under Regulation D promulgated under the Securities Act (or any other regulation of similar import). If Secured Party solicits such offers from such investors, then the acceptance by Secured Party of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposition of the Collateral.

                  SECTION 6.6 Registration Rights. If Secured Party determines that registration of any securities constituting Collateral under the Securities Act or other applicable law is required or desirable in connection with any foreclosure sale, each Debtor will use its best efforts to assist and cooperate in all respects reasonably requested by Secured Party or Newco Group in causing such registration to become effective and to be kept effective for such time as may be reasonably necessary in the opinion of Secured Party, except that no Debtor shall be obligated under this Section 6.6 to exercise any registration rights that may be available to it with respect to Newco Common Stock.


                                  ARTICLE VII
                                THE SECURED PARTY

                  SECTION 7.1 Collateral Trust Agreement Provisions. Secured Party is executing and delivering this Agreement, and accepting the security interests, rights, remedies, powers and benefits conferred upon Secured Party hereby, as Trustee under the Collateral Trust Agreement. The provisions of the Collateral Trust Agreement and all rights, powers, immunities and indemnities granted to the Trustee under the Collateral Trust Agreement shall apply in respect of such execution, delivery and acceptance and in respect of any and all actions taken or omitted by Secured Party under, in connection with or with respect to this Agreement.

                  SECTION 7.2 No Liability. Secured Party makes no statement, promise, representation or warranty whatsoever, and shall have no liability whatsoever, to any holder of any Secured Obligations as to the authorization, execution, delivery, legality, enforceability or sufficiency of this Agreement or as to the creation, perfection, priority or enforceability of any security interest granted hereunder or as to existence, ownership, quality, condition, value or sufficiency of any Collateral or as to any other matter whatsoever.

                  SECTION 7.3 Holders Bound. Except where the consent of others may be required pursuant to the express provisions of the Collateral Trust Agreement, any modification, amendment, waiver, termination or discharge of any security interest, right, remedy, power or benefit conferred upon Secured Party hereby that is effectuated in a writing signed by Secured Party shall be binding upon all holders of Secured Obligations if it is authorized in the Collateral Trust Agreement or directed in writing by Newco Group.

                  SECTION 7.4 Duty of Care. Neither Secured Party nor any director, officer, employee, attorney or agent of Secured Party shall be obligated to care for the Collateral hereunder or to collect, enforce, vote, or protect the Collateral or any rights or interests of any Debtor related thereto or to preserve or enforce any rights which any Debtor or any other Person may have against any third party, except only that Secured Party shall exercise reasonable care in physically safekeeping any item of Collateral that was delivered into Secured Party's possession. Secured Party shall be deemed to have exercised such reasonable care if the Collateral is accorded treatment substantially equal to that which Secured Party accords to its own property or if it selects, with reasonable care, a custodian or agent to hold such collateral for Secured Party's account.


                                  ARTICLE VIII
                               EXONERATION WAIVERS

                  SECTION 8.1 Rights and Interests not Prejudiced, Affected or Impaired. Neither the security interests granted hereby, nor the trusts and interests created under the Collateral Trust Agreement nor any power, privilege, right or remedy of Secured Party relating thereto, nor the beneficial interest of Newco Group and other holders of Secured Obligations therein and thereunder shall at any time in any way be prejudiced, affected or impaired by any act or failure to act on the part of any of the Debtors or by any act or failure to act on the part of Secured Party or Newco Group or any other holder of Senior Secured Obligations or by any breach or default by any of them in the performance or observance of any promise, covenant or obligation enforceable by any Debtor, regardless of any knowledge thereof that Secured Party or Newco Group and any such other holder may have or otherwise be charged with.

                           (a) Without in any way limiting the generality of the foregoing, Secured Party, Newco Group and each other holder of any Secured Obligations may at any time and from time to time, without the consent of or notice to any Debtor, without incurring any responsibility or liability to any Debtor and without in any manner prejudicing, affecting or impairing any such security interest, trust, interest, power, privilege, right or remedy or the obligations of the Debtors to Secured Party, Newco Group and the other holders of Secured
         Obligations:

                                     (i) Make loans and advances to any one or
                  more of the Debtors, or issue, guaranty or obtain letters of credit for account of any one or more of the Debtors or otherwise extend credit to any one or more of the Debtors, in any amount and without any limitation or restriction whatsoever, on any terms, whether pursuant to a commitment or as a discretionary advance and whether or not any default or event of default or failure of condition is then continuing;

                                     (ii) Change the manner, place or terms of
                  payment or extend the time of payment of, or renew or alter, compromise, accelerate, extend, refinance, release or discharge, any Secured Obligation or any other indebtedness or liability of any of the Debtors or any agreement, guaranty, lien or obligation of any of the Debtors or any other person or entity in any manner related thereto, or otherwise amend, supplement or change in any manner any Secured Obligation or any such indebtedness or liability or any such agreement, guaranty, lien or obligation;

                                     (iii) In any manner modify, transform,
                  change, refinance, replace, reclassify, subordinate or recharacterize any such indebtedness or liability;

                                     (iv) Release or discharge any guaranty or
                  any other lien, right, remedy or claim against any person or entity;

                                     (v) Take or fail to take any collateral
                  security for any Secured Obligation or take or fail to take any action which may be necessary or appropriate to ensure that any lien upon any property securing any Secured Obligation is duly enforceable or perfected or entitled to priority as against any other lien or to ensure that any proceeds of any property subject to any lien are applied to the payment of any Secured Obligation;

                                     (vi) Release, discharge or permit the lapse
                  of any or all liens upon any property at any time securing any Secured Obligation;

                                     (vii) Exercise or enforce, in any manner,
                  order or sequence, or fail to exercise or enforce, any right or remedy against any one or more of the Debtors or in respect of the Collateral or the Trust Estate or any other collateral security or any other person, entity or property in respect of any Secured Obligation or lien securing any Secured Obligation or any right under this Agreement or the Collateral Trust Agreement; or

                                     (viii) Sell, exchange, release, foreclose
                  upon or otherwise deal with any property that may at any time be subject to any lien securing any Secured Obligation.

                           (b) No exercise, delay in exercising or failure to exercise any right arising under this Agreement or the Collateral Trust Agreement, no act or omission of Secured Party, Newco Group or any other holder of any Secured Obligation in respect of any or all of the Debtors or any other person or entity or the Collateral or the Trust Estate or any other collateral security for any Secured Obligation or any right arising under this Agreement or the Collateral Trust Agreement, no change, impairment, or suspension of any right or remedy of Secured Party, Newco Group or any other holder of any Secured Obligation, and no other act, failure to act, circumstance, occurrence or event which, but for this provision, would or could act as a release or exoneration of the obligations of any Debtor shall in any way affect, decrease, diminish or impair any of the obligations of the Debtors under this Agreement or give any Debtor or any other person or entity any recourse or defense against Secured Party, Newco Group or any other holder of Secured Obligations in respect of any security interest, trust, interest, power, privilege, right or remedy arising under this Agreement or the Collateral Trust Agreement.


                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS

                  SECTION 9.1 Notices. All notices, requests, approvals, consents and other communications required or permitted to be made hereunder shall, except as otherwise provided, be given in the manner specified and to the addresses set forth in Section 16 of the Collateral Trust Agreement.

                  SECTION 9.2 Headings. The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

                  SECTION 9.3 Changes. This Agreement or any provision hereof may be changed, waived, or terminated only by a statement in writing signed by the party against which such change, waiver or termination is sought to be enforced. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  SECTION 9.4 Debtors Remain Liable. Each Debtor shall remain liable under all contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed. The exercise or enforcement by Secured Party of any of its rights and remedies under this Agreement or in respect of the Collateral shall not release any Debtor from any of its duties or obligations under any such contracts or agreements. Secured Party shall not be obligated to perform any such duties or obligations and shall not be liable for any breach thereof.

                  SECTION 9.5 No Waiver. No failure by Secured Party to exercise, or delay by Secured Party in exercising, any power, right or remedy under this Agreement shall operate as a waiver thereof. No waiver by Secured Party shall be effective unless given in a writing signed by it. No waiver so given shall operate as a waiver in respect of any other matter or in respect of the same matter on a future occasion. Acceptance of or acquiescence in a course of performance in respect of this Agreement shall not waive or affect the construction or interpretation of the terms of this Agreement even if the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

                  SECTION 9.6 Entire Agreement. This Agreement and the Collateral Trust Agreement are intended by the parties as a final expression of their agreement and a complete and exclusive statement of the terms and conditions related to the subject matter thereof.

                  SECTION 9.7 Severability. If any provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions hereof, or of such provision in any other application, shall not be in any way affected or impaired thereby and such other provisions and applications shall be enforceable to the fullest extent lawful.

                  SECTION 9.8 Power of Attorney. Each Debtor hereby appoints and constitutes Secured Party or any delegate, nominee or agent acting for Secured Party as such Debtor's attorney-in-fact with the power and authority (but not the duty), in the name of such Debtor or in the name of Secured Party or such delegate, nominee or agent, to (i) execute, deliver and file such financing statements, agreements, deeds and writings as such Debtor is required to execute, deliver or file hereunder, (ii) endorse, collect or transfer any item of Collateral which such Debtor is required to endorse, collect or transfer hereunder or which Secured Party is permitted to endorse, collect or transfer hereunder, (iii) make any payments or take any action under Section 2.3 or
Section 4.1(f), (iv) take any other action required of such Debtor or permitted to Secured Party hereunder, and (v) take any action reasonably necessary or incidental to any of the foregoing. This power of attorney is coupled with an interest and is irrevocable as to the Debtors. Secured Party shall have no duty whatsoever to exercise any power herein granted it.

                  SECTION 9.9 Counterparts. This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

                  SECTION 9.10 Costs and Expenses. The Debtors hereby agree to pay or reimburse Secured Party for all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements and court costs) incurred in connection with or as a result of the exercise or enforcement by Secured Party of any right or remedy available to it or the protection or enforcement of Secured Party's interest in the Collateral in any bankruptcy case or insolvency proceeding.

                  SECTION 9.11 GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; LIMITATION OF LIABILITY; WAIVER OF BOND.

                           (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED UNDER THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE SECURITY INTERESTS HEREUNDER IN RESPECT OF ANY PARTICULAR COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.


                           (b) SUBMISSION TO JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY,

         TO THE JURISDICTION OF THOSE COURTS. EACH PARTY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS MAY BE MADE BY ANY MEANS PERMITTED BY NEW YORK LAW.

                           (c) WAIVER OF JURY TRIAL. EACH PARTY HERETO WAIVES ALL RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE COLLATERAL TRUST AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE, AND AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH PARTY FURTHER AGREES THAT ITS RIGHT TO A TRIAL BY JURY IS HEREBY WAIVED AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE COLLATERAL TRUST AGREEMENT OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE COLLATERAL TRUST AGREEMENT.

                           (d) LIMITATION OF LIABILITY. NO CLAIM MAY BE MADE BY THE DEBTORS AGAINST SECURED PARTY OR THE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS OR AGENTS OF SECURED PARTY FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM (WHETHER BASED UPON BREACH OF CONTRACT, TORT, BREACH OF STATUTORY DUTY OR ANY OTHER THEORY OF LIABILITY) ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND THE DEBTORS HEREBY WAIVE, RELEASE AND AGREE NOT TO SUE UPON ANY CLAIM FOR ANY SUCH DAMAGES, WHETHER OR NOT NOW ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN THEIR FAVOR.

                           (e) WAIVER OF BOND. THE DEBTORS WAIVE THE POSTING OF ANY BOND OTHERWISE REQUIRED OF SECURED PARTY IN CONNECTION WITH THE ENFORCEMENT OF ANY OF ITS REMEDIES HEREUNDER, INCLUDING, WITHOUT LIMITATION, ANY ORDER OR WRIT FOR REPLEVIN OR DELIVERY OF POSSESSION OF ANY COLLATERAL.

                  SECTION 8.12 Successors and Assigns. This Agreement is binding upon and enforceable against the Debtors and their respective successors and assigns. It shall inure to the benefit of and may be enforced by Secured Party and its successors and assigns, for the benefit of Newco Group and each and every other person or entity which at any time holds or is entitled to enforce any of the Secured Obligations and each of their respective heirs, representatives, successors and assigns.

                  SECTION 8.13 Joint and Several Obligation. This Agreement and the security interest granted by each Debtor hereunder and all obligations of each Debtor hereunder shall be the joint and several obligation of each Debtor and may be freely enforced against each Debtor for the full amount of the Secured Obligations, without regard to whether enforcement is sought or available against any other Debtor.

         IN WITNESS WHEREOF, the parties have caused this Pledge and Security Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


                                     SATELLITE COMPANY, LLC,
                                       a Nevada limited liability company

                                     By:
                                        -----------------------------------
                                              Title:


                                     GRUPO TELEVISA, S.A.,
                                       a corporation (Sociedad Anonima)
                                       organized under the laws of Mexico

                                     By:
                                       -----------------------------------
                                              Title:


                                          ------------------------,
                                          a corporation, as Trustee


                                     By:
                                        -----------------------------------